SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

THE COOPER COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

January 27, 2017

Dear Stockholder:

You are cordially invited to join us at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of The Cooper Companies, Inc., which will be held at 8:00 a.m. (PDT) on March 13, 2017 at The Rose Hotel, 807 Main Street, Pleasanton, California.

At the Annual Meeting we will ask our stockholders to vote on proposals to elect a Board of Directors, ratify the Audit Committee’s appointment of our independent registered public accounting firm for the current fiscal year and approve an executive incentive plan governing cash incentive awards for our senior executives. We will also ask our stockholders to take advisory votes on the compensation of our Named Executive Officers and the frequency with which we present such advisory votes.

Your vote is important to us and we hope that you will take this opportunity to participate in the affairs of the Company. Whether or not you plan to attend the Annual Meeting, we urge you to read the accompanying materials that discuss matters to be voted on and to use either the proxy card or voting instruction form provided to you to submit your vote by proxy. Additional information about voting your shares is included in the Proxy Statement.

We look forward to seeing you at the Annual Meeting.

Sincerely,

A. Thomas Bender

Chairman of the Board of Directors

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Monday, March 13, 2017 Meeting Time: 8:00 a.m. (PDT)

Location:	The Boardroom at The Rose Hotel 807 Main Street Pleasanton, California 94566

Admission:	All stockholders are cordially invited to attend the meeting in person.

Agenda:

1.   Elect the nine directors named in the Proxy Statement;

2.   Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2017;

3.   Approve the 2017 Executive Incentive Plan;

4.   Hold an advisory vote on the compensation of our Named Executive Officers;

5.   Hold an advisory vote on the frequency with which we present advisory votes on our executive compensation programs; and

6.   Transact any other business that may properly come before the meeting.

Stockholders of record at the close of business on Tuesday, January 17, 2017, or their legal proxy holders, will be entitled to vote at the Annual Meeting.

On or about January 31, 2017, we will mail either (1) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access an electronic copy of our proxy materials and vote your shares or (2) a copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended October 31, 2016. The Notice will also contain instructions on how to request a paper copy of our proxy materials.

You may vote by following the instructions on the Notice or by using the proxy card accompanying the paper copy of materials. If phone or internet voting is available to you, instructions will be included on your proxy card.

Your vote is important to us. Regardless of whether you plan to attend the meeting, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded. We look forward to your participation.

By Order of the Board of Directors

Carol R. Kaufman

Secretary

Dated: January 27, 2017

EXHIBIT A: 2017 EXECUTIVE INCENTIVE PLAN	A-1

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

We will hold our Annual Meeting of Stockholders (the “Annual Meeting”) on Monday, March 13, 2017 in The Boardroom at The Rose Hotel, 807 Main Street, Pleasanton, California. The meeting will start at 8:00 a.m. (PDT).

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING		Our Board Recommends:

Proposal 1:	Election of nine Directors (p. 55)	FOR

Proposal 2:	Ratification of KPMG LLP as our Independent Registered Public Accounting Firm (p. 61)	FOR

Proposal 3:	Approval of the 2017 Executive Incentive Plan (p. 62)	FOR

Proposal 4:	Advisory Vote on Executive Compensation (p. 68)	FOR

Proposal 5:	Advisory Vote on the Frequency of Presentation of Advisory Votes on Executive Compensation (p. 70)	ANNUAL

Detailed information regarding each of these proposals is presented in this Proxy Statement starting on page 54. Additional information about us, our Board and its committees, equity ownership, compensation of officers and directors, and other matters can be found starting on page 6.

We are not aware of any other business to be brought before the meeting. If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

This Proxy Statement was provided to all stockholders of record at Tuesday, January 17, 2017 and is presented on our behalf by order of the Board of Directors. It contains information about our Company and the proposals to be presented at the Annual Meeting. We have also furnished our 2016 Annual Report on Form 10-K to all stockholders of record. The Annual Report contains our financial statements for the fiscal year ended October 31, 2016 and other useful information, but it is not part of the materials for the solicitation of proxies.

You may also find useful information about the Company on our website at http://www.coopercos.com. Information contained on our website is not, and should not be considered, a part of this Proxy Statement or any other filing or report filed with or furnished to with the Securities and Exchange Commission (the “SEC”).

Voting Information

We strongly encourage you to vote.

Your vote is important to us. Regardless of whether you plan to attend the meeting, we encourage you to read this Proxy Statement and the accompanying materials and to vote your shares as soon as possible to ensure that your vote is recorded. We look forward to your participation.

Who is entitled to vote at the Annual Meeting?

Our Record Date for this year’s Annual Meeting is January 17, 2017. All stockholders who owned our stock at the close of business on the Record Date are entitled to receive proxy materials and to vote at the Annual Meeting and any continuations, adjournments or postponements thereof.

As of the Record Date, there were 48,923,304 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each outstanding share of our common stock is entitled to one vote at the Annual Meeting. You have one vote per share that you owned at the close of business on the Record Date.

How do I vote my shares?

You can vote your shares in person at the Annual Meeting or vote by proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder you may vote your shares by following the instructions on the Notice, or by completing, dating and signing the proxy card included with this Proxy Statement and promptly returning it in the pre-addressed, postage paid envelope provided to you. If phone or internet voting is available to you, instructions are included in the Notice or on your proxy card.

If you hold your shares of common stock in “street name,” which means your shares are held of record by a broker, bank or other nominee, you will receive the proxy materials from your broker, bank or other nominee with instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions by phone or through the internet. If you wish to vote your shares in person you may do so by attending the Annual Meeting and requesting a ballot.

What happens if I vote my shares by proxy?

When you return a completed proxy card, or vote your shares by telephone or internet, you authorize our officers listed on the proxy card to vote your shares on your behalf as you direct.

If you sign and return a proxy card but do not provide instructions on how to vote your shares, the designated officers will vote on your behalf as recommended by the Board:

•	Shares will be voted FOR each of the individuals nominated to serve as directors;

•	Shares will be voted FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2017;

•	Shares will be voted FOR the approval of the 2017 Executive Incentive Plan;

•	Shares will be voted FOR the compensation of our Named Executive Officers as described in this Proxy Statement; and

•	Shares will be voted for the ANNUAL presentation of an advisory vote on our executive compensation programs.

Can I change or revoke my vote after I return my proxy card or voting instructions?

If you choose to vote your shares by proxy, you may revoke or change your vote at any time prior to the casting of votes at the Annual Meeting. To revoke or change your vote, you may take any of the following actions:

1.	Execute and submit a new proxy card;

2.	Submit new voting instructions through telephonic or internet voting, if available to you;

3.	Notify Carol R. Kaufman, Secretary of the Company, in writing that you wish to revoke your proxy; or

4.	Vote your shares in person at the Annual Meeting.

Attending the Annual Meeting in person will not automatically revoke your proxy.

How many votes must be present to hold the Annual Meeting?

In order to conduct business and have a valid vote at the Annual Meeting a quorum must be present in person or represented by proxies. A quorum is defined as a majority of the shares outstanding on the Record Date and entitled to vote. In accordance with Delaware law and our Bylaws, broker “non-votes” and proxies reflecting abstentions will be considered present and entitled to vote for purposes of determining whether a quorum is present.

What are broker “non-votes”?

Broker “non-votes” occur when a broker is not permitted to vote on behalf of shares it holds for a beneficial owner and the beneficial owner does not provide voting instructions. Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. Under those rules, the broker must follow the instructions of the beneficial owner. If instructions are not provided, NYSE rules determine whether the broker may vote the shares based on its own judgment or is required to withhold its vote, and the determination depends on the proposal being voted on. For the proposals to be presented at the Annual Meeting, broker discretionary voting is only permitted for the ratification of our independent registered public accounting firm.

Other Q&A

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

The SEC permits us to provide our proxy materials electronically if you have not previously requested to receive only printed materials on an ongoing basis. Accordingly, on or about January 31, 2017, we mailed a Notice of Internet Availability of Proxy Materials (“the Notice”). The Notice includes instructions on how to access the proxy materials over the internet or to request a printed copy.

The Notice was sent to our stockholders of record at January 17, 2017. All stockholders receiving the Notice have the ability to access the proxy materials electronically through the website referred to in the Notice, and they also have the option to request a printed set of the proxy materials. We encourage stockholders to take advantage of the availability of proxy materials on the internet.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote.

Who pays for the proxy solicitation and how will the Company solicit votes?

We pay all costs associated with the solicitation of proxies, including any costs incurred by brokers and other fiduciaries to forward proxy solicitation materials to beneficial owners.

We may solicit proxies in person or by mail, telephone, facsimile or e-mail. Proxies may be solicited on our behalf by any of our directors, officers or employees. Additionally, we have retained the firm of D.F. King & Co., Inc. to assist with the solicitation of proxies and will pay a fee of $16,500 for this service, plus reasonable costs and expenses.

How can I communicate with the Board of Directors?

Any interested party can contact our Board to provide comments, to report concerns, or to ask a question, at the following address:

Carol R. Kaufman

Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer

The Cooper Companies, Inc.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. You may also communicate online with our Board of Directors as a group through our website. Please refer to our website at http://www.coopercos.com for any changes in this process.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

SEC rules and our Bylaws permit stockholders to nominate directors for election and to propose other business to be considered by stockholders at the Annual Meeting under various mechanisms. To be considered at the 2018 Annual Meeting, director nominations or other proposals must be submitted in writing to:

Carol R. Kaufman, Secretary

The Cooper Companies, Inc.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

Proposals to be presented under Rule 14a-8:

Proposals under Rule 14a-8 must be submitted no later than October 3, 2017 to be included in our next Proxy Statement and considered at the 2018 Annual Meeting of Stockholders.

Nominations and Proposals Submitted Under Bylaw Provisions:

Proposals under our Bylaws must be submitted no earlier than November 13, 2017 and no later than December 13, 2017.

In the event that we set the date for the 2018 Annual Meeting more than 30 days before or more than 70 days after March 13, 2018, submissions may be made no earlier than the close of business on the 120th day prior to the announced meeting date and no later than the close of business on the later of the 90th day prior to the announced meeting date and the 10th day following our first public disclosure of the date of the meeting.

Other Director Nomination Proposals:

The Corporate Governance and Nominating Committee will consider director nominees suggested by stockholders on the same terms as nominees selected by the Committee. See page 8 for information about the Committee’s criteria for director nominations.

The person recommending the nominee must be a stockholder entitled to vote at the 2018 Annual Meeting, and recommendations must be received in writing between November 13, 2017 and December 13, 2017.

To be considered, recommendations must include:

(i)	the nominee’s written consent to being named in the Proxy Statement and to serve as a director if elected;
(ii)	the name and address of the stockholder submitting the recommendation or beneficial owner on whose behalf the proposed candidate is being suggested for nomination;
(iii)	a statement of the proposed nominee’s qualifications to serve as director; and
(iv)	the class and number of our shares owned by the stockholder or beneficial owner submitting the recommendation.

If we increase the number of directors to be elected at the 2018 Annual Meeting with less than 100 days’ notice prior to March 13, 2018 stating the size of the increase and naming all the nominees for director, then stockholder nominations for directors will be considered if the proposal is delivered to our Secretary at our principal offices no later than 10 days after we make a public announcement of the increased board size. This only applies to nominations for positions created by the increase and does not apply to nominations for current positions.

OWNERSHIP OF THE COMPANY

Principal Securityholders

The following table contains information regarding all individuals or groups who have advised us that they own more than five percent (5%) of the outstanding shares of our common stock. Information presented is as of January 27, 2017.

Name & Address of Beneficial Owner	Aggregate Number of Shares Beneficially Held	Percentage of Shares
Massachusetts Financial Services Company (1) 111 Huntington Avenue Boston, MA 02199	5,402,120	11.200%
FMR LLC (2) 245 Summer St. Boston, MA 02210	5,108,496	10.654%
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10022	3,024,777	6.200%
T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, MD 21202	3,914,339	8.100%
Vanguard Group, Inc. (5) 100 Vanguard Blvd. Malvern, PA 19355	3,465,672	7.220%

(1)	Based on information disclosed in a Schedule 13G filed by Massachusetts Financial Services Company (“MFS”) on January 8, 2016. MFS beneficially owns and has the sole power to dispose of or direct the disposition of all 5,402,120 shares and the sole power to vote or direct the vote of 4,951,584 of these shares.

(2)	Based on information disclosed in a Schedule 13G/A filed by FMR LLC, Abigail P. Johnson and Edward C. Johnson 3d on February 12, 2016. FMR LLC, Abigail P. Johnson and Edward C. Johnson 3d, through their control of the subsidiaries of FMR LLC, have the sole power to dispose of or direct the disposition of all 5,108,496 shares and the sole power to vote or direct the voting of 974,759 of these shares.

(3)	Based on information disclosed in a Schedule 13G/A filed by BlackRock, Inc. on January 23, 2017. According to this Schedule 13G/A, BlackRock, Inc., directly and through its subsidiaries, beneficially owns, and has the sole power to dispose of or direct the disposition of these 3,024,777 shares and has the sole power to vote or direct the vote of 2,628,831 of these shares.

(4)	Based on information disclosed in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 9, 2016. According to this Schedule 13G/A, T. Rowe Price Associates beneficially owns and has the sole power to dispose of or direct the disposition of these 3,914,339 shares and has the sole power to vote or to direct the vote of 1,039,558 of these shares.

(5)	Based on information disclosed in a Schedule 13G/A filed by The Vanguard Group, Inc. on February 10, 2016. According to this Schedule 13G/A, The Vanguard Group beneficially owns and has the sole power to dispose of or direct the disposition of 3,413,909 of these shares and has the shared power to dispose of or direct the disposition of 51,763 of these shares; and has the sole power to vote or to direct the vote of 46,463 of these shares and has shared power to vote 4,600 of these shares. According to this Schedule 13G/A, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, beneficially owns 32,363 of these shares and Vanguard Investments Australia Ltd., a wholly owned subsidiary of the Vanguard Group beneficially owns 33,500 of these shares.

Securities Held by Insiders

The following table contains information regarding ownership of our common stock by each of our directors, the executives named in the Summary Compensation Table, and all of the current directors and executive officers as a group. The figures in this table represent sole voting and investment power except where otherwise indicated.

	Common Stock Beneficially Owned as of January 17, 2017
Name of Beneficial Owner	Number of Shares		Percentage of Shares
A. Thomas Bender	47,894	(1)	*
Colleen E. Jay	500	(2)	*
Michael H. Kalkstein	35,306	(3)	*
Carol R. Kaufman	117,783	(4)	*
William A. Kozy	770	(5)	*
Jody S. Lindell	63,117	(6)	*
Daniel G. McBride	62,043	(7)	*
Gary S. Petersmeyer	10,912	(8)	*
Allan E. Rubenstein, M.D.	17,794	(9)	*
Robert S. Weiss	279,511	(10)	*
Albert G. White III	55,952	(11)	*
Stanley Zinberg, M.D.	40,214	(12)	*
All current directors and executive officers as a group (14 persons)	764,403		1.6%

* Less	than 1% ownership.

(1)	Includes 29,250 shares which Mr. Bender could acquire upon the exercise of currently exercisable stock options.

(2)	Includes 500 restricted shares granted to Ms. Jay pursuant to the terms of the Second Amended and Restated 2006 Long-Term Incentive Plan for Non-Employee Directors (the “2006 Directors’ Plan”). Ms. Jay has sole voting power with respect to these shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan.

(3)	Includes 26,591 shares which Mr. Kalkstein could acquire upon the exercise of currently exercisable stock options; all of these exercisable options are held by an estate planning trust in which Mr. Kalkstein maintains 50% or greater control.

(4)	Includes 75,152 shares which Ms. Kaufman could acquire upon the exercise of currently exercisable stock options.

(5)	Includes 500 restricted shares granted to Mr. Kozy pursuant to the terms of the 2006 Directors’ Plan. Mr. Kozy has sole voting power with respect to these shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan.

(6)	Includes 44,091 shares which Ms. Lindell could acquire upon the exercise of currently available stock options; all of Ms. Lindell’s exercisable options are held by estate planning trusts in which Ms. Lindell maintains 50% or greater control.

(7)	Includes 32,954 shares which Mr. McBride could acquire upon the exercise of currently exercisable stock options.

(8)	Includes 9,841 shares which Mr. Petersmeyer could acquire upon the exercise of currently available stock options; all of these exercisable options are held by an estate planning trust in which Mr. Petersmeyer maintains 50% or greater control.

(9)	Includes 10,000 shares which Dr. Rubenstein could acquire upon the exercise of currently exercisable stock options.

(10)	Includes 139,626 shares which Mr. Weiss could acquire upon the exercise of currently exercisable stock options.

(11)	Includes 21,552 shares which Mr. White could acquire upon the exercise of currently exercisable stock options.

(12)	Includes 31,591 shares which Dr. Zinberg could acquire upon the exercise of currently exercisable stock options; all of Dr. Zinberg’s exercisable options are held by estate planning trusts in which Dr. Zinberg maintains 50% or greater control.

CORPORATE GOVERNANCE

About Our Board of Directors

Our Board of Directors has nine members, each
of whom stands for election annually. All of our
directors, except Mr. Weiss, have been
determined by the Board to be independent. In
making this determination, the Board has
affirmed that each of the independent directors
meets the objective requirements for
Board Facts: • Board size: 9 directors ○ 8 independent directors ○ Separate Lead Director & Chairman • All directors are elected annually • Majority vote required for election independence set forth by the NYSE and the SEC, and that each has no relationship to the Company, either directly or indirectly, other than as a stockholder of the Company or through their service on the Board. The Board and its committees conduct regular self-evaluations and review director independence and committee composition to ensure continued compliance with regulations.

Directors who are not also employees, or Non-Employee Directors, are compensated for their services as described in Director Compensation on page 50. Mr. Weiss serves as our Chief Executive Officer and receives no additional compensation for his service on the Board. His compensation is discussed in more detail in our Compensation Discussion & Analysis and executive compensation disclosures starting on page 19.

Under our Corporate Governance Principles, directors are not permitted to serve on the boards of more than two other public companies while they serve on our Board. We do not limit service on private company boards of directors or with non-profit organizations.

Identification of Candidates

The Corporate Governance and Nominating Committee is responsible for identification and selection of qualified candidates for nomination to the Board. The Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes.

To be nominated for election, an individual must:

(i)	meet the objective independence requirements set forth by the SEC and NYSE (other than executive nominees);

(ii)	exhibit strong personal integrity, character, and ethics and a commitment to ethical business and accounting practices;

(iii)	not serve on more than two other public company boards;

(iv)	not be involved in on-going litigation with us or be employed by an entity which is engaged in such litigation; and

(v)	not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

The Corporate Governance and Nominating Committee does not currently maintain a separate diversity policy regarding nominees for director. Instead the Committee relies on diversity as one of many factors in the consideration of director nominees who meet these stated criteria.

The Corporate Governance and Nominating Committee will consider suggestions from stockholders for nominees for election as directors at our Annual Stockholder Meetings on the same terms as nominees selected by the Committee. Stockholder suggestions must be received on a timely basis and meet the criteria set forth in the information on Stockholder Proposals and Nominations for Director on page 5.

As of the date of this Proxy Statement, no stockholder suggestions for director nominees have been received by the Corporate Governance and Nominating Committee. Except as set forth above, the Corporate Governance and Nominating Committee does not currently have a formal process for identifying and evaluating nominees for directors, including nominees recommended by stockholders.

Board Leadership Structure

We maintain separate positions for the Chairman and Chief Executive Officer (CEO). We also maintain an independent Lead Director position, which is currently held by Dr. Allan E. Rubenstein.

We feel this division provides a balance between the independence of our directors and the experience of our officers. Our current Chairman has significant business experience with the Company, but has also been affirmatively determined to be independent by our Board. We feel that maintaining an independent Chair provides for strong, knowledgeable leadership of the Board separate from the CEO position’s immediate, day-to-day involvement with the Company.

Board Committees

The Board maintains four standing committees as described below. Committee membership is determined by the Board and reviewed regularly.

As required by the SEC and NYSE, all members of our Corporate Governance and Nominating Committee, Audit Committee, and Organization and Compensation Committee are independent directors. At the Board’s discretion, other committees may include directors who have not been determined to be independent. Currently the Board maintains one committee, the Science and Technology Committee, which has non-independent director membership.

Each committee maintains a written charter detailing its authority and responsibilities. These charters are updated periodically as legislative and regulatory developments and business circumstances warrant. The committee charters are available in their entirety on our website at http://www.coopercos.com.

	Audit	Corporate Governance and Nominating	Organization and Compensation	Science and Technology
A. Thomas Bender (Chairman)				♦
Allan E. Rubenstein, M.D. (Lead Director)		❖		♦
Colleen E. Jay		♦	♦
Michael H. Kalkstein	♦	♦	❖
William A. Kozy	♦			♦
Jody S. Lindell	❖		♦
Gary S. Petersmeyer	♦		♦	♦
Robert S. Weiss				♦
Stanley Zinberg, M.D.		♦		❖

❖ - Committee Chair

The Audit Committee provides advice with respect to our financial matters and assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) the qualifications, independence, and performance of the independent registered public accounting firm serving as auditors of the Company, (v) retention and engagement of the independent registered public accounting firm, and (vi) the performance of the Company’s Internal Audit function and internal controls. The Audit Committee advises and makes recommendations to the Board regarding our financial, investment and accounting procedures and practices.

The Organization and Compensation Committee reviews and approves all aspects of the compensation paid to our Chief Executive Officer and all executives identified by the Organization and Compensation Committee as officers under Section 16(a) of the Exchange Act. The Organization and Compensation Committee also approves all compensation for employees whose total combined annual base salary plus target non-equity incentive bonus is $500,000 or greater, regardless of whether they have been designated as officers under Section 16(a). Members of the Organization and Compensation Committee are not eligible to participate in any of our executive compensation programs.

The Organization and Compensation Committee also approves the composition of our designated comparative peer group for compensation review, approves all awards under our equity and non-equity incentive bonus plans, and has approval authority for all agreements providing for the payment of benefits following a change in control of the Company, severance following a termination of employment or any other special arrangement with the executive officers or employees which would affect their compensation. The Organization and Compensation Committee also oversees succession planning and management development programs designed to strengthen our internal pool of candidates for executive level positions and promote mentoring of senior level employees.

The Corporate Governance and Nominating Committee develops, implements, and maintains the corporate governance standards by which we conduct business, and advises and makes recommendations to the Board concerning our primary governance policies. The Corporate Governance and Nominating Committee meets with the Chief Executive Officer and senior corporate staff as it deems appropriate to fulfill its obligations with regard to our corporate governance standards. The Corporate Governance and Nominating Committee also performs the functions described under Identification of Candidates on page 8.

The Science and Technology Committee evaluates new and existing technologies. The Science and Technology Committee’s primary functions are to: (i) discuss technology that falls outside the usual scope of current business, (ii) periodically review our research and development projects and portfolio, (iii) annually review our key technologies and assess the position of these technologies versus third party products and processes, and (iv) provide information and guidance to the Board on matters relating to science and technology. The Science and Technology Committee functions on an ad hoc basis.

Meetings

The Board and its committees met as follows during our most recent fiscal year:

Number of Meetings
Board of Directors	13
Audit Committee	8
Organization and Compensation Committee	7
Corporate Governance and Nominating Committee	4
Science and Technology Committee	3

The Non-Employee Directors hold executive sessions in connection with regular meetings of the Board and more often as they deem appropriate. Either Mr. Bender, as Chair, or Dr. Rubenstein, as Lead Director, presides over executive sessions.

During the 2016 fiscal year, each director attended at least 90% of the board meetings and meetings of committees on which the director served. Currently we do not maintain a formal policy regarding director attendance at the Annual Meeting.

Corporate Governance Policies

We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our policies and procedures in light of such developments. We seek to comply with the rules and regulations promulgated by the SEC and the NYSE and implement other corporate governance practices we believe are in the best interest of the Company and its stockholders. In keeping with this commitment, our corporate Bylaws include a majority voting standard for the election of our directors and we maintain various corporate policies that reflect our dedication to good governance. We believe that the policies currently in place enhance our stockholders’ interests.

Corporate Governance Principles

The Board has approved a set of Corporate Governance Principles for the Company. The Principles are available in their entirety on our website at http://www.coopercos.com. The Principles set out our standards for director qualifications, director responsibilities, Board committees, director access to officers and employees, director orientation and continuing education, and performance evaluations of the Chief Executive Officer and of the Board and its committees.

The Principles also address compensation and stock ownership requirements for our Non-Employee Directors. These topics are discussed in more detail in the section on Director Compensation starting on page 50.

Ethics and Business Conduct Policy

We have adopted an Ethics and Business Conduct Policy, or Ethics Policy, which is available in its entirety on our website at http://www.coopercos.com. All our employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Ethics Policy in discharging their work-related responsibilities. Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Policy.

The Ethics Policy includes provisions relating to: (i) conflicts of interest; (ii) the protection and proper use of Company assets; (iii) relationships with customers, suppliers, competitors and associates;

(iv) government relations and anti-corruption regulations; (v) and compliance with laws and regulations, including laws and regulations relating to insider trading, equal employment opportunity, harassment, health and safety. We most recently updated the Ethics Policy in July 2014 with revisions to enhance readability and to provide additional detail regarding the Company’s expectations regarding the conduct of our employees, officers and directors and reporting of violations.

The Ethics Policy is translated into multiple languages to facilitate readability for our employees and all employees receive a copy of the Ethics Policy both at their date of hire and annually. The Ethics Policy is also posted on our internal web pages for ease of access.

Amendments to the Ethics Policy and any waivers from the Ethics Policy granted to directors or executive officers will be made available through our website. As of the date of this proxy statement, no waivers or requests have been requested or granted.

Stock Trading Policy: Hedging & Pledging

We have implemented a Stock Trading Policy that applies to our senior executives, including our Named Executive Officers, and all members of the Board of Directors. Under this Policy, trading in Company securities is prohibited except during specifically designated windows. Additionally, executives and members of the Board are prohibited from engaging in various trading practices which would suggest speculation in our securities, including short sales, puts, calls, forward sales, equity swaps or other hedging transactions. Our policy does permit executives and members of the Board to pledge securities as collateral, but only upon prior notice to, and approval from, the Company.

Procedures for Handling Accounting Complaints

The Audit Committee has established procedures for receipt and handling of potential complaints we may receive regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. In furtherance of this goal, we have established a confidential reporting system managed by an independent third-party vendor through which employees may report concerns about our business practices. The reporting system provides both a telephone hotline and online reporting options in multiple languages.

Board of Directors’ Role in Risk Oversight

Our Board of Directors recognizes the importance of appropriate oversight of potential business risks in running a successful operation and meeting its fiduciary obligations to our business and our stockholders. While our management team has responsibility for the day-to-day assessment and management of potential business risks, the Board maintains responsibility for creating an appropriate culture of risk management and setting the proper “tone at the top.”

In this function, the Board, directly and through its committees, takes an active role in overseeing our aggregate risk potential and in assisting management with addressing specific risks, including competitive, legal, regulatory, operational and financial risks. Each committee of the Board regularly reviews risks related to its area of focus as follows:

•	The Audit Committee reviews potential risks within our financial operations, information technology systems and internal controls;

•	The Corporate Governance and Nominating Committee reviews potential risks in relation to general governance and compliance matters;

•	The Organization and Compensation Committee reviews risks associated with retention of key executives, how our compensation practices influence executive risk taking, and matters of succession planning; and

•	The Science and Technology Committee reviews potential risks in connection with current technology and potential technology investments.

Each committee reports regularly to the Board on these topics and contributes to the overall Board review of potential business risks.

The Board believes that its current leadership structure and majority independent membership facilitate risk oversight by combining experienced leadership with independent direction from the Board and committees. Both our Chairman and our CEO have in-depth understanding of our history and specific challenges we face as a business. Our CEO’s experience allows him to promptly identify and raise key business risks to the Board and our Chairman’s history with the Company provides the Board with an independent voice who can also provide insight into management decisions and market dynamics based on our specific business operations. The Board believes that the balance between our Chairman, CEO, Lead Director, and the independent committees of the Board enhances our risk oversight process and appropriately limits levels of risk within our enterprise.

Additionally, we maintain both an internal Risk Committee and a Chief Governance Officer position. Our Risk Committee is composed of members of senior management and is responsible for the review of our potential and identified business risks. Regular reports from the Risk Committee are presented to the Board of Directors. The Chief Governance Officer holds responsibility for ensuring compliance training and communication of key policies to our employees. The Board feels that the appointment of executive officers that are directly responsible for monitoring risk and compliance issues ensures active positions dedicated to the identification of potential business risks and enhances the “tone at the top” message of the importance of risk oversight, governance and compliance.

Risk and Executive Compensation

Our Organization and Compensation Committee reviews and assesses the possible risks related to our executive compensation programs. Based on this assessment, the Organization and Compensation Committee has concluded that our compensation program structure does not create unreasonable risk or the likelihood of a material adverse impact on the Company. In making this determination, the Organization and Compensation Committee considered possible compensation-based risks and means by which potential risks may be mitigated, including through the operation of our internal control structure and the Committee’s oversight. The Organization and Compensation Committee also considered the structure of our compensation plans, including the use of a combination of short- and long-term compensation programs, equity ownership guidelines for our senior executives, capped bonus targets under short-term incentive plans, and clawback provisions for short-term bonus awards.

Management Succession Planning

At least annually, and more often as deemed appropriate, the Organization and Compensation Committee meets with management to discuss plans for CEO succession as well as possible succession plans for senior management. Succession plans are designed to allow for an orderly transition of the top executive posts either in the ordinary course of business or in response to emergency situations. Management develops and presents plans for identification, mentoring and continuing development of appropriate leadership skills for internal candidates for CEO and other leadership positions. The Committee provides oversight, input and recommendations with regard to the criteria to be used for identification of potential candidates for succession to leadership positions. The Committee also meets with individual members of management occasionally throughout the year to assess leadership development within the executive team.

Related Party Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants. The Company’s legal and governance staff is primarily responsible for monitoring and obtaining information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction.

KPMG LLP, as our independent registered public accounting firm, reviews our controls around the identification and reporting of related party transactions as required by current accounting standards.

The Corporate Governance and Nominating Committee of our Board reviews and approves or ratifies all transactions between the Company and related persons that are required to be disclosed under SEC rules, and we disclose such transactions in our Proxy Statement.

We have determined that there were no material related party transactions during the 2016 fiscal year.

Compensation Committee Interlocks and Insider Participation

During the 2016 fiscal year, all of the members of the Organization and Compensation Committee were independent directors, no member was an employee or former employee of the Company, and no Committee member had any relationship requiring disclosure as a related party transaction. Also, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Organization and Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and anyone owning more than ten percent of a registered class of our equity securities to file reports with the SEC detailing their ownership and any changes in ownership. SEC regulations also require these persons to provide us with a copy of all reports filed.

Based solely on our review of the copies of reports and related amendments we have received, we believe that during and with respect to the 2016 fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent owners were met.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee currently has four members: Jody S. Lindell (Chair), Michael H. Kalkstein, William A. Kozy, and Gary S. Petersmeyer. Our Board has determined that all members of the Audit Committee are independent directors and are financially literate as required by the NYSE. Our Board has also determined that Ms. Lindell meets the qualifications of an audit committee financial expert as defined by the SEC.

The Audit Committee operates under a written charter adopted by the Board in December 2003 and most recently amended in March 2016. The Audit Committee’s charter is available in its entirety on our website at http://www.coopercos.com.

The Audit Committee’s primary duties and responsibilities relate to:

•	The reliability and integrity of our accounting policies and financial reporting and financial disclosure practices;

•	Establishment and maintenance of processes by Management to assure that an adequate and effective system of internal controls exists within the Company; and

•	Engagement, retention and termination of our independent registered public accounting firm.

The Audit Committee provides advice with respect to our financial matters and assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) the qualifications, independence and performance of KPMG LLP (“KPMG”), in its role as our independent registered public accounting firm, (v) retention and engagement of KPMG, and (vi) the performance of our internal audit function and review of our internal controls.

Management is responsible for the Company’s internal controls and the financial reporting process. The Committee has engaged Ernst & Young LLP (“EY”), to assist in the assessment of the Company’s internal controls over financial reporting and to provide internal audit services. Such services provided by EY are jointly directed by management and the Audit Committee.

KPMG, as the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report on the audit process. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG regarding the fair and complete presentation of the Company’s financial results.

The Audit Committee held 8 meetings during the 2016 fiscal year, including regular meetings in conjunction with the close of each fiscal quarter, during which the Audit Committee reviewed and discussed the Company’s financial statements with management and KPMG. These Audit Committee meetings routinely include executive sessions of the committee, as well as private sessions with each of KPMG, Internal Audit, EY and management.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended October 31, 2016 with management and KPMG, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles (GAAP). The Audit Committee discussed with KPMG the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 “Communication with Audit Committees.”

The Audit Committee also reviewed and discussed with KPMG, Internal Audit, EY and management the processes and procedures associated with our assessment of internal controls over financial reporting, including management’s assessment of such controls.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by KPMG. Under its charter, the Audit Committee must approve all engagements in advance. All engagements with estimated fees above $150,000 require consideration and approval by the full Audit Committee. The Chair of the Audit Committee has the authority to approve on behalf of the full Audit Committee all engagements with fees estimated to be below $150,000. Management recommendations are considered in connection with such engagements, but management has no authority to approve engagements.

In the 2016 fiscal year, the Audit Committee received both the written disclosures and the letter from KPMG that are mandated by applicable requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed KPMG’s independence from the Company with the lead engagement partner. The Audit Committee or its Chair approved all audit services provided by KPMG for the fiscal year ended October 31, 2016. The total fees paid or payable to KPMG for the last two fiscal years are as follows:

Fiscal Year Ended
	October 31, 2016	October 31, 2015
Audit Fees	$4,140,000	$4,105,000
Audit Related Fees	$-0-	$-0-
Tax Fees	$-0-	$-0-
All Other Fees	$-0-	$-0-

Based on the Audit Committee’s discussions with KPMG, Internal Audit, EY, and management, the Audit Committee’s review of the representations of management, the certifications of the Chief Executive Officer and Chief Financial Officer and the written disclosures and the letter from KPMG to the Audit Committee, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2016 for filing with the SEC.

THE AUDIT COMMITTEE

Jody S. Lindell (Chair)

Michael H. Kalkstein

William A. Kozy

Gary S. Petersmeyer

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding our current executive officers and other senior employees named in this Proxy Statement who are not also directors. The individuals listed below served in the positions set forth as of the date the Notice was mailed.

DANIEL G. MCBRIDE	AGE: 52
EXECUTIVE VICE PRESIDENT & CHIEF OPERATING OFFICER / PRESIDENT OF COOPERVISION, INC.

Mr. McBride has served as Executive Vice President and Chief Operating Officer since November 2013 and as the President of CooperVision, our contact lens subsidiary since February 2014. He previously served as our Chief Risk Officer from July 2011 through October 2013, as our General Counsel from November 2007 through January 2014, and as Vice President from July 2006 through October 2013. He also served as Senior Counsel from February 2005 through November 2007. Prior to joining Cooper, Mr. McBride was an attorney with Latham & Watkins LLP from October 1998 to February 2005, concentrating on mergers and acquisitions and corporate finance matters.

ALBERT G. WHITE III	AGE: 47
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER & CHIEF STRATEGY OFFICER / CHIEF EXECUTIVE OFFICER OF COOPER MEDICAL, INC.

Mr. White has served as Chief Financial Officer since November 2016. He also serves as Executive Vice President and Chief Strategy Officer, positions he has held since December 2015 and July 2011, respectively. Since August 2015, Mr. White also oversees and directs our women’s healthcare business and is currently Chief Executive Officer of Cooper Medical, Inc., the parent company to CooperSurgical, Inc. Previously, he served as Vice President, Investor Relations from November 2007 through March 2013 and as Vice President and Treasurer from April 2006 through December 2012. Prior to joining the Company, Mr. White was a Director with KeyBanc Capital Markets for three years and held a number of leadership positions within KeyBank National Association over the prior eight years.

CAROL R. KAUFMAN	AGE: 67
EXECUTIVE VICE PRESIDENT, SECRETARY, CHIEF ADMINISTRATIVE OFFICER & CHIEF GOVERNANCE OFFICER

Ms. Kaufman has served as Executive Vice President since July 2012 and Chief Governance Officer since March 2013. She previously served as Senior Vice President of Legal Affairs from December 2004 to July 2012. She has also served as Vice President and Chief Administrative Officer since October 1995 and as Vice President of Legal Affairs and Secretary since March 1996. From January 1989 through September 1995, she served as Vice President, Secretary and Chief Administrative Officer of Cooper Development Company, a healthcare and consumer products company. She previously held a variety of financial positions with Cooper Laboratories, Inc. (our former parent) since joining that company in 1971. Ms. Kaufman currently serves as a director for Insperity, Inc. (NYSE: NSP), a publicly traded provider of human resources outsourcing options, and is a member of its finance, risk management and audit committee. She formerly served as a director of Chindex International, Inc. (NASDAQ: CHDX) and as a member of its audit and compensation committees and chaired the nominating and corporate governance committees. She also served as a member of the Special Transaction Committee in connection with sale of Chindex to TPG in 2014.

RANDAL L. GOLDEN, ESQ.	AGE: 55
VICE PRESIDENT & GENERAL COUNSEL

Mr. Golden has served as Vice President since November 2014 and as our General Counsel from February 2014. He previously served as our Assistant General Counsel from May 2013 through January 2014. He also served as senior counsel from March 2010, when he joined the Company, until May 2013. Prior to joining Cooper, he served as Senior Director & Legal Counsel at Align Technology, Inc. from 2005 through 2010 and as Director of Legal Affairs & Senior Counsel with Nokia, Inc. from 2000 to 2005. Mr. Golden also held various associate and senior legal positions prior to 2000, focusing on litigation and commercial and business law.

PAUL L. REMMELL	AGE: 59
PRESIDENT & CHIEF EXECUTIVE OFFICER OF COOPERSURGICAL, INC.

Mr. Remmell has been Chief Executive Officer of CooperSurgical, our women’s healthcare business, since January 2012, and has served as President of CooperSurgical since December 2004. He previously served as Chief Operating Officer of CooperSurgical from October 2000 to January 2012 and as Vice President of Finance from 1991 to December 2004.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our philosophy, strategies, policies and practices for compensating our Named Executive Officers.

The Organization and Compensation Committee of our Board of Directors (referred to below as the Compensation Committee) oversees our executive compensation program and regularly reviews our program to ensure that we maintain an effective link between pay and performance. The Compensation Committee monitors for compensation-related risks that could have a material adverse effect on the Company. This oversight responsibility is described in more detail throughout this Compensation Discussion and Analysis, including information regarding our compensation governance policies and practices, the outcome of our most recent stockholder advisory vote on named executive officer compensation (the “Say-on-Pay” vote), the use of compensation consultants, and the selection and composition of our peer group.

Our Named Executive Officers

Our Named Executive Officers for the 2016 fiscal year are listed below with the titles they held during the fiscal year. Mr. Matz announced his intention to retire from the Company in September 2016 and stepped down from his position effective November 1, 2016. He continues as an active Senior Vice President through early 2017. Mr. White has been appointed to be Chief Financial Officer in addition to his titles below.

2016 Named Executive Officers
Name	Title
Robert S. Weiss	President & Chief Executive Officer
Daniel G. McBride	Executive Vice President & Chief Operating Officer / President of CooperVision, Inc.
Albert G. White III	Executive Vice President & Chief Strategy Officer / Chief Executive Officer of Cooper Medical, Inc.
Carol R. Kaufman	Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer
Greg W. Matz	Senior Vice President, Chief Financial Officer & Chief Risk Officer

The Year in Review

Financial and Operational Highlights

Under the continuing leadership and talent of our Named Executive Officers, we achieved record levels of revenue and cash flow and double-digit earnings per share growth in fiscal 2016. This is consistent with our history of strong financial results.

In addition to strong financial results, we had a number of important achievements this past year, including:

2016 Financial Highlights
Revenue:	$1.967 billion	Up 9.4%
CooperVision:	$1.577 billion	Up 6.0%
CooperSurgical:	$389.6 million	Up 26.0%
EPS:	$5.59	Up 35%
Non-GAAP EPS:	$8.44	Up 13%
Free Cash Flow:	$357 million	Up 51%
Stock Price:	$176.04	Up 16%

✓	We were selected to join the Standard & Poor’s 500 index as part of the healthcare sector in September 2016.

✓	We renegotiated our credit agreement and revolving term loan with KeyBank in March 2016, resulting in significant savings and increased flexibility for future investments in the business globally.

✓	CooperVision, our contact lens business, grew 8% while the market grew 3%. This growth was driven by several significant product launches globally, including the launch of our new Energys product which is designed to reduce screen fatigue.

✓	Single use silicone hydrogel contact lens products grew 48% (in constant currency) and we saw continued growth for other modalities as well.

✓	We expanded manufacturing capacity with the successful launch of new facilities in the United Kingdom and Costa Rica, and we completed the integration of Sauflon Pharmaceuticals manufacturing and distribution operations.

✓	We expanded the services provided to eye care professionals in the U.S. and Europe to include subscription services.

✓	CooperSurgical, our women’s healthcare business, closed a number of strategic acquisitions.

✓	Our fertility business continues to grow steadily through the acquisition and integration of genetic testing businesses, including acquisitions of Genesis Genetics and Recombine in the U.S. and Reprogenetics UK in England.

✓	We were named one of the “40 Best Companies for Leaders” by Chief Executive Magazine (6th consecutive year) and one of the “Top Workplaces” by the Bay Area Newsgroup (5th consecutive year).

✓	Our manufacturing facility in Puerto Rico received the President’s Award for Occupational Health and Safety (4th consecutive year) and also received a Platinum Award: Recycling and Innovative Project of the Year from the Puerto Rico Manufacturer’s Association for efforts to improve recycling and reuse of materials in the manufacturing process.

✓	Our corporate wellness program ranked as one of the top 10 programs in the San Francisco Bay Area for small employers (6th consecutive year) and CooperVision ranked as one of the top 30 programs for mid-size employers (2nd year consecutive year).

✓	The CooperVision facility in New York received the “Wealth of Health” award for the Rochester area (3rd consecutive year) and is the most awarded company in the area for wellness and we received Gold or Platinum Achievement recognition from the American Heart Association as a “Fit-Friendly Company” at all of our U.S. locations.

Executive Compensation Highlights

For fiscal 2016 the compensation for our Named Executive Officers, including Mr. Weiss, was awarded as follows:

•	Base salary: No increases were made to base salaries in fiscal 2016, with the exception of Mr. White who received an 11.8% increase on promotion to lead Cooper Medical, Inc., the parent to CooperSurgical, Inc., our women’s healthcare business.

•	Annual Cash Incentives: Paid at 127.7% of target levels for Corporate executives under the 2016 Incentive Payment Plan. (Discussed in more detail below starting on page 28.)

•	Performance Based Equity:

○	Performance Share Awards granted in fiscal 2014 were certified at target achievement based on 11% growth in non-GAAP earnings per share (EPS) and, accordingly, the Named Executive Officers received 100% of their target shares. (Discussed in more detail below starting on page 31.)

○	Performance Share Awards granted in fiscal 2016 require achievement of 10% growth in non-GAAP EPS over the 2016—2018 fiscal years to meet Threshold payment and 12% or 15% growth to meet Target and Outstanding achievement, respectively.

•	Time Based Equity: Fiscal 2016 grants were made in December 2015 in the form of stock options vesting ratably over 5 years. Additionally, one-time awards of stock options were made to Messrs. White and McBride to strengthen long-term retention and are intended to support our succession planning efforts. These awards vest over 5 years, but initial vesting is deferred until the third anniversary of the date of grant. (Discussed in more detail starting on page 32.)

Compensation Objectives / Pay for Performance

Our executive compensation program is designed to
provide competitive compensation packages to:
1) attract and retain top-tier talent; and 2) closely link
potential compensation with our financial
performance.

Annual Measures	Long-Term Measures
Revenue	Non-GAAP EPS measured over three-year period
Cash Flow
Non-GAAP EPS

To meet these objectives our program emphasizes certain principles:

(i)	Connect executive compensation to financial measures that correlate strongly with stockholder returns;

(ii)	Balance short-term operational goals and long-term strategic objectives;

(iii)	Reward achievement of challenging corporate objectives without encouraging inappropriate risk-taking;

(iv)	Recognize the significant role our executive officers play in our overall performance and the responsibilities associated with their roles; and

(v)	Maintain sufficient flexibility to allow recognition of significant individual achievements by our executive officers.

The compensation packages for our Named Executive Officers are designed to reward achievement of both short-term and long-term goals, as reflected in specific financial measures and continued service to the Company. Encouraging long-term service and continued financial achievement has created strong results for us as a Company and we have maintained steady growth and returns for our stockholders (see below).

We consider our compensation package design to be integral to our success and believe the selected performance measures serve as significant indicators for our continued success, while use of time-based equity awards encourages stable and continuous leadership from our key talent.

Compensation Governance

The Compensation Committee works closely with its independent compensation consultant and management to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we employ best practices.

THINGS WE DO:

✓	Entirely independent Compensation Committee	✓	Thorough assessment of individual and Company performance and linkage to compensation

✓	Independent compensation consultant, retained by and reporting only to the Compensation Committee	✓	Limited use of employment and change-in-control agreements; all change-in-control payments and benefits subject to “double-trigger” requirements

✓	A majority of Named Executive Officer compensation is “at risk”	✓	Robust succession planning process with annual review by the Compensation Committee

✓	Stock ownership guidelines applicable to our Named Executive Officers, with our CEO required to hold three times his annual base salary	✓	Perquisites are limited in scope and have specific business rationale

✓	Annual review of executive compensation program and individual compensation packages	✓	Compensation recovery (“clawback”) provision incorporated in our annual incentive plan

THINGS WE DON’T DO:

❖	No loans to executive officers	❖	No tax gross-ups for Named Executive Officers

❖	No Supplemental Executive Retirement Plan or other exceptional deferred compensation options. Also no defined benefit or other actuarial plans which are not available generally to our employees	❖	No hedging or speculative transactions in Company securities; no purchases of Company securities on margin

❖	No stock option repricing, reload options or option exchanges without stockholder approval	❖	No related party transactions without approval from our Corporate Governance and Nominating Committee

In addition to these policies and practices, the Compensation Committee stays informed and regularly assesses the alignment between our compensation packages and our performance as follows:

•	Regular updates on our business results from management throughout the year;

•	Review of our quarterly financial statements, management projections, and long-range plans;

•	Review of information regarding our peer group, including reported revenues, profit levels, market capitalization, stockholder returns, compensation components and disclosed governance policies and practices; and

•	Review of broader, general industry compensation data relative to other companies of our size.

The Compensation Committee considers management input, the advice of compensation consultants, and publicly available peer information to be valuable tools in its evaluation of the relationship between executive compensation and Company performance.

2016 Say-on-Pay Vote

The Compensation Committee considers the outcome of our annual stockholder advisory vote on the compensation of our Named Executive Officers (the “Say-on-Pay” vote) in determining the design of our executive compensation program and the composition and levels of our individual compensation packages.

At our 2016 Annual Meeting of Stockholders, 84% of the votes cast on our Say-on-Pay proposal were voted in favor of the compensation program for our Named Executive Officers. The Compensation Committee considered these results when developing the compensation packages for fiscal 2016 as described in this Compensation Discussion and Analysis.

Stock Ownership Guidelines

We maintain guidelines for stock ownership by
our Named Executive Officers and certain other

senior executives. Under these guidelines the
designated executives are expected to hold a
portion of the shares acquired upon the exercise
of stock options or vesting of full-value stock
awards if their ownership level is below the
established threshold. All Named Executive
Officers were in compliance with the applicable
ownership guideline during fiscal 2016.

Name	Target Value	Hold on Vest/Exercise
Robert S. Weiss	3x base salary	100%
Daniel G. McBride Albert G. White III Carol R. Kaufman	2x base salary	50%
Greg W. Matz	1x base salary	25%

Use of Compensation Consultants

The Compensation Committee retains Compensia, a national compensation consulting firm, to provide advice on compensation of our executive officers and the non-employee members of our Board of Directors. Under this engagement, Compensia reports directly to the Compensation Committee and does no other work for the Company and the Compensation Committee maintains sole authority to determine the terms of Compensia’s retention and services. A representative of the firm generally attends Compensation Committee meetings. Management interaction with Compensia is generally limited to communication of information provided by management to the Compensation Committee.

Management separately retains Frederic W. Cook & Co., Inc. (“Frederic Cook”) to serve as its compensation consultant and assist in the preparation of information provided to the Compensation Committee. Mr. Weiss has final authority for the retention of Frederic Cook. A representative of the firm generally attends Compensation Committee meetings as an invited guest, but Frederic Cook does no work directly for the Compensation Committee.

The Compensation Committee has reviewed the nature of the relationship between itself and Compensia as an independent consulting firm, and its relationship with the members of Compensia as individuals, for potential conflicts of interest. In conducting this review, the Compensation Committee gave consideration to the factors identified by the SEC and the NYSE as possibly contributing to conflicts, including the scope of work performed for the Compensation Committee by Compensia, the fees paid to Compensia for services and any personal or business relationships between our executive officers or members of the Compensation Committee and Compensia or its individual members. Based on its review, the Compensation Committee has determined there are no conflicts of interest or potential conflicts of interest arising in connection with the Compensation Committee’s engagement of Compensia.

Role of Management

Frederic Cook provides the Compensation Committee with an annual report analyzing executive officer compensation. This report presents comparative compensation information based on peer group data and contains information regarding key trends in executive compensation for other comparable publicly-traded companies. The Compensation Committee uses this information as one factor in evaluating the design of our executive compensation program and the compensation elements and levels provided to our executive officers. Compensia evaluates the recommendations provided by management and reviews the work done by Frederic Cook and advises the Compensation Committee on these findings.

In addition to the annual compensation report, Mr. Weiss provides recommendations to the Compensation Committee regarding:

(i)	selection of companies for the peer group (as described further below);

(ii)	base salary levels and increases for our executive officers, other than himself;

(iii)	appropriate award targets and achievement under our Incentive Payment Plans;

(iv)	overall annual equity award levels, design and allocation; and

(v)	special compensation awards to executive officers who have demonstrated outstanding performance during the fiscal year or on special projects, employment terms and arrangements and stock ownership guidelines.

Mr. Weiss uses Frederic Cook’s analyses and guidance to develop these recommendations. The Compensation Committee gives full consideration to his recommendations and reviews these recommendations with Compensia before making its own decisions on the compensation of our executive officers. Mr. Weiss does not participate in discussions of his own compensation.

Peer Group

The Compensation Committee selects an appropriate peer group for understanding and assessing competitive compensation levels and practices within our industry. It reviews this peer group annually, with consideration given to the recommendations and input of management, Frederic Cook, and Compensia.

Our peer group is drawn from publicly-traded companies headquartered in the United States. Recommendations for peer group companies are based on similarity of product lines or industry and similarity in company size as measured by annual revenue, market capitalization, operating margins and other financial measures of organizational scope and complexity. For fiscal 2016, companies were considered for inclusion in the peer group that: (i) had revenue and/or a market capitalization between 0.5x and 2.0x of the Company in the past fiscal year, (ii) were in the medical device industry, and (iii) were identified as a peer by at least three other current peer companies, used the Company as a peer or had been identified as a peer by one of the major proxy advisory firms.

The peer group for fiscal 2016 was comprised of the following companies:

Bio-Rad Laboratories, Inc.	Mettler-Toledo International, Inc.
Bruker Corporation	PerkinElmer, Inc.
Conmed Corporation	Resmed, Inc.
Dentsply International, Inc.	Sirona Dental Systems, Inc
Edwards Lifesciences Corporation	Steris Corporation
Haemonetics Corporation	Teleflex, Inc.
Hologic, Inc.	Varian Medical Systems, Inc.
IDEXX Laboratories	Waters Corporation
Illumina, Inc.	West Pharmaceutical Services, Inc.
Integra Lifesciences Holding Corporation

In August 2016, the Compensation Committee reviewed our peer group as part of its consideration of compensation planning for fiscal 2017 and removed Sirona Dental Systems, Inc. due to its merger with Dentsply International, Inc. Other than that change, the peer group remains the same for fiscal 2017 compensation planning.

Compensation Elements

Compensation for our executive officers is determined based on their current role, recent changes to their responsibilities and overall execution of duties throughout the prior fiscal year. Company performance, internal alignment among our executive officers, peer group compensation practices, and competitive market changes and conditions are also taken into account.

The primary elements of our executive compensation program are as follows:

Type of Compensation	Purpose	At Risk?
Base Salary (cash)	Provide a minimum level of competitive compensation for our executives	Not at risk
Annual Incentive (cash)	Encourage achievement of short-term business goals as reflected in our annual operating plan.	At risk
Performance-Based Equity Awards (performance share awards)	Reward growth in long-term stockholder value through increases in non-GAAP EPS over a three-year period.	At risk
Time-Based Equity Awards (stock option awards)	Encourage executive retention and link compensation to long-term stock price growth	At risk

Each of these elements, other than base salary, require achievement of strong financial results to realize significant (or any) amounts of compensation. Because of this dependence on specific financial metrics (in the case of performance based equity and annual bonus) and significant increases in our stock price (in the case of time-vested equity), we consider these elements to be “at risk” for our Named Executive Officers. In the 2016 fiscal year, approximately 86% of Mr. Weiss’s target total direct compensation and approximately 83% of our other Named Executive Officers target total direct compensation was “at risk”.

Named Executive Officer Compensation Mix 2016 Target Total Direct Compensation
Avg. Named Executive Officer	Chief Executive Officer

Chief Executive Officer Compensation

Mr. Weiss’ target total direct compensation recognizes his significant role in driving our performance and future growth and his overall responsibility for our strategic direction, management, and leadership. The practices of our peer group and our industry sector are also considered.

In setting Mr. Weiss’ compensation for fiscal 2016, the Compensation Committee considered the following factors:

(i)	Mr. Weiss’ personal assessment and the Compensation Committee’s own independent assessment of his performance against previously approved objectives for the fiscal year;

(ii)	Our financial and operational results for the fiscal year;

(iii)	An analysis of his compensation relative to the compensation of chief executive officers at companies in our peer group prepared by Frederic Cook; and

(iv)	Advice from Compensia.

The Compensation Committee approved an increase of approximately 7% in Mr. Weiss’ target total direct compensation for fiscal 2016 as set out below:

	2015 CEO Compensation	2016 CEO Compensation	Change Year over Year
			($)	(%)
Base Salary (1)	$875,000	$875,000	$ - 0 -	0%
Annual Cash Incentive (Target @ 100% of salary) (2)	$875,000	$875,000	$ - 0 -	0%
Equity Awards (Grant Date Fair Value)
Performance Share Awards (at Target)	$851,938 (5,398 shares)	$937,067 (7,145 shares)	$85,154	10%
Stock Options (1)	$3,174,997 (65,195 options)	$3,492,255 (93,777 options)	$317,259	10%
(1)	Base salary and stock option award decisions for Mr. Weiss were made at the beginning of the fiscal year and prior year results were considered in setting these compensation amounts.
(2)	Presents the target annual cash incentive opportunity under our Incentive Payment Plan. For both years, target achievement was set at 100% of Mr. Weiss’ base salary. Actual achievement under the 2015 IPP was $689,500 (79% of $875,000) and achievement under the 2016 IPP was $1,117,375 (127.7% of $875,000).

Incentive Payment Plan (“IPP”)

The Compensation Committee approves an annual Incentive Payment Plan, or IPP, to provide annual performance-based cash incentive opportunities. Target levels for the pre-established performance measures used in the IPP are based on budgeted goals reflected in our annual operating plan. The IPP is discussed in more detail in the narrative to the Grants of Plan Based Awards Table on page 38.

Annual cash incentives linked to specific, measurable, annual objectives encourage our executive officers, including our Named Executive Officers, to focus on immediate business objectives, generating annual growth, and stockholder returns. Target annual cash incentive opportunities for each Named Executive Officer are based on a combination of quantitative, pre-established targets for financial performance and discretionary recognition of other strategic, operational, and individual accomplishments not specifically quantified elsewhere in the IPP.

The discretionary component allows the Compensation Committee the flexibility to reward individual and business achievements during the year or to recognize special circumstances. The Compensation Committee believes this flexibility is important to connect cash incentive awards with its assessment of executive achievement in individual roles.

Under the 2016 IPP, the annual cash incentives payable
to our Named Executive Officers were based on our
fiscal 2016 revenue, cash flow and non-GAAP EPS
achievement, weighted as set forth in the accompanying
chart, and the discretionary assessment of executive
achievement. Weighting was based on the
Compensation Committee’s prioritization of each
quantitative measure for fiscal 2016.	Award Measures –2016 IPP	Weighting
	Quantitative Factors
	Revenue	25%
	Non-GAAP EPS	25%
	Cash flow	25%
		75%
	Committee Discretion	25%
	Total Target Award	100%

Financial targets were based on our annual operating plan, as approved by our Board of Directors at the beginning of fiscal 2016. Targets were subject to adjustment for acquisitions and/or divestitures or other items during the fiscal year as determined by the Compensation Committee. The discretionary component of awards is based entirely on the Compensation Committee’s assessment of executive performance during the fiscal year.

No award was payable with respect to any financial performance measure that did not reach its minimum achievement threshold. Minimum achievement thresholds were set at 85% of the target level for cash flow and non-GAAP EPS and at 90% of the target level for revenue. In addition, any two of the three quantitative measures were required to exceed 95% of their target level before awards for any quantitative performance measure could exceed 100% of target. For each Named Executive Officer, the maximum incentive that can be paid for any individual financial performance measure, the discretionary component of awards, or for any total cash incentive was capped at 200% of his or her target annual cash incentive opportunity.

In addition to approving the calculation of achievement based on financial results under the 2016 IPP (discussed in more detail below), the Compensation Committee also had the separate authority to adjust award amounts if it determined that payment based on our reported financial results was not merited. This determination would be based on any facts and circumstances the Compensation Committee considered to be in the Company’s best interests and would permit the quantitative portion of annual cash incentives to be reduced by up to 25%. Award payments could also be reduced or cancelled by the Compensation Committee if a review of the results for the first two months of fiscal 2017 reflected anomalous unfavorable events that were attributable to fiscal 2016. The Compensation Committee did not determine that any adjustments to awards for fiscal 2016 were necessary under these provisions.

2016 Results

Financial Measure Achievement

In approving the actual achievement levels for fiscal 2016, the Compensation Committee reviewed management’s presentation of our financial results and gave consideration to the events during the fiscal year that impacted budget targets and determined what adjustments, if any, would be appropriate. For fiscal 2016, the Compensation Committee agreed that results should be considered on a constant currency basis to account for the impact of foreign exchange fluctuations during the year.

Additionally, as reported our non-GAAP EPS excluded the impact of amortization of intangible assets, costs associated to acquisitions and related business integration, facility start-up costs, specific litigation settlement and legal costs, and other exceptional or unusual charges and expenses. Under the 2016 IPP, our reported results provided a baseline calculation of non-GAAP EPS which could be adjusted at the discretion of the Compensation Committee. The Committee used this discretion to exclude certain items related to integration costs, inventory write-offs and legal costs which were called out in our reported non-GAAP EPS for fiscal 2016. As a result, our reported non-GAAP EPS was $8.44, but our achievement for purposes of awards paid under the 2016 IPP was $7.70.

The target levels for each of the financial performance measures, our actual achievement as approved by the Compensation Committee, and the associated award amounts earned with respect to each of these measures under the 2016 IPP is set out below, and a full discussion of our financial results can be found in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the fiscal year ended October 31, 2016.

Corporate Achievement

(Basis of Awards Paid to NEOs)

Award Factor	Budget Target ($ in Thousands; except EPS)	Achievement ($ in Thousands; except EPS) (% of Target) (1)	Achievement Under 2016 IPP	Target Achievement / Weighting	Weighted Achievement
Revenue	$1,938,924	$1,947,327 (100.4%)	102.2%	25%	25.5%
Non-GAAP EPS (1)	$7.57	$7.70 (101.7%)	108.6%	25%	27.2%
Cash Flow (consolidated)	$298,930	$388,848 (130.1%)	200%	25%	50%
Total Achievement				75%	102.7%
(1)	Reported non-GAAP EPS for fiscal 2016 was $8.44. The Compensation Committee used its discretion to exclude certain items which would otherwise be called out in our reported non-GAAP EPS, resulting in an achieved non-GAAP EPS of $7.70 for calculation of awards under the IPP.

Discretionary Award Determinations

As discussed above, the 2016 IPP provides for 25% of each Named Executive Officer’s target annual cash incentive opportunity to be entirely at the discretion of the Compensation Committee and not linked to the quantitative financial measures under the 2016 IPP. In determining each executive officer’s achievement, the Compensation Committee made an independent assessment of individual performance and leadership, operational achievements not otherwise enumerated in the 2016 IPP, and such other factors as the Compensation Committee considers indicative of executive performance, including market share growth, new product launches, business development, and executive leadership.

The Compensation Committee generally considers an award of the target 25% to be a reflection of satisfactory performance by an executive officer during the fiscal year. For fiscal 2016, the Compensation Committee chose to make discretionary awards at the 25% target level for all Named Executive Officers.

In making this determination the Compensation Committee reviewed management’s individual performance and our operational achievements in fiscal 2016 separate from the quantitative financial measures, including those described under The Year in Review on page 19 above. The Compensation Committee also considered factors that negatively impacted our results. Based on this review and its own assessment of the performance of our Named Executive Officers, the Compensation Committee concluded that discretionary awards at the 25% target level were warranted.

Named Executive Officer Awards Under the 2016 IPP

Executive	Quantitative Factor Achievement	Discretionary Award	Total Award Achievement	Target Award		Actual Award Paid
				($)	(% of Base Salary)	($)	(% of Base Salary)
Robert S. Weiss	102.7%	25%	127.7%	$875,000	100%	$1,117,375	127.7%
Daniel G. McBride (1)	100.5%	25%	125.5%	$346,500	70%	$434,684	87.8%
Albert G. White III (1)	108.5%	25%	133.5%	$332,500	70%	$443,888	93.5%
Carol R. Kaufman	102.7%	25%	127.7%	$272,400	60%	$347,855	76.6%
Greg W. Matz	102.7%	25%	127.7%	$233,750	55%	$298,499	70.2%
(1)	Mr. McBride’s achievement reflects weighting based on CooperVision performance due to his role as President of CooperVision and Mr. White’s achievement reflects weighting based on CooperSurgical performance based on his role as Chief Executive Officer of Cooper Medical.

Long-Term Incentive Compensation

The Compensation Committee uses a combination of performance-based and time-vested equity awards to deliver long-term incentive compensation to our executive officers, including our Named Executive Officers. The Compensation Committee believes the combination of performance-based and time-vested awards maximizes retention value, effectively link our executive officers’ long-term compensation opportunities to stockholder gains, and controls cost to the Company. The Compensation Committee discusses appropriate award design with its compensation consultant and management to set challenging performance goals and award terms that drive a long-term focus on strategic objectives.

In setting award amounts for our executive officers, including our Named Executive Officers, the Compensation Committee considers recommendations from management and Frederic Cook, as well as advice from Compensia. as the Compensation Committee also reviews historical grant levels based on the role and position of each executive officer. The Compensation Committee also considers economic and accounting implications when determining the type and appropriate size of individual awards. Equity awards are generally granted in the first quarter of the fiscal year, after financial results for the prior fiscal year are available.

The Compensation Committee may also grant equity awards periodically to new hires, upon a promotion or in other circumstances, and to accomplish specific retention goals. When such awards are approved, the grant date is set by the Compensation Committee. Grant dates are never set prior to the date of approval by the Compensation Committee.

Performance Share Awards

Our executive officers, including our Named Executive Officers, receive performance based equity awards that require achievement of pre-established increases in non-GAAP EPS over a three-year performance period. These awards are designed to reflect the direct influence of our executive officers on our long-term financial performance. The Compensation Committee has selected compounded non-GAAP EPS growth over a three year period as the performance measure for these awards due to its belief that this measure provides a strong link to stockholder returns. For this metric, achievement is determined based on our non-GAAP EPS as reported (see discussion above).

Fiscal 2016 Performance Share Awards

The performance share awards granted in fiscal 2016 are subject to three possible achievement levels. No shares will be earned under these awards unless the threshold level of achievement – 10% growth over three years – is met. Assuming the threshold target level is met, 50% of the target number of shares of our common stock subject to each performance share	2016 Performance Share Award Targets
	Performance Level	Award Achievement	Required EPS Growth: FY2016 - 19
	Outstanding	150%	15%
	Target	100%	12%
	Threshold	50%	10%
award will be earned. If the target performance level is met, 100% of the target number of shares of our common stock subject to each performance share award will be earned. Finally, if we exceed the target performance level, 150% of the target number of shares of our common stock subject to each performance share award will be earned.

2016 Performance Share Awards
Name	Grant Date Fair Value			Shares At Achievement
	Threshold	Target	Maximum	Threshold	Target	Maximum
Robert S. Weiss	$468,566	$937,132	$1,405,698	3,573	7,145	10,718
Daniel G. McBride	$216,454	$432,907	$649,361	1,651	3,301	4,952
Albert G. White III	$216,454	$432,907	$649,361	1,651	3,301	4,952
Carol R. Kaufman	$189,576	$379,152	$568,728	1,446	2,891	4,337
Greg W. Matz	$151,256	$302,511	$453,767	1,154	2,307	3,461

The Compensation Committee considers our ongoing performance and the level of achievement under prior performance share awards and sets target levels for the performance share awards to require significantly challenging, but attainable, levels of growth. It reviews these target achievement levels with its compensation consultant to ensure that they are reasonable and appropriate. The Compensation Committee also considers the objectives for long-term growth set by our Board of Directors, the Company’s historical achievements and the Compensation Committee’s goals for executive compensation. The amount of these performance share awards was determined based on their target accounting value. In setting award levels, the Compensation Committee considered competitive market practices and the analyses provided by Frederic Cook and Compensia.

Results for Fiscal 2014 Performance Share Awards

The performance period for the
performance share awards granted in
fiscal 2014 was completed at the end
of fiscal 2016. Based on our non-GAAP
EPS growth over the performance
period, the Compensation Committee
certified achievement of the “target”
level for these awards. The Named
Executive Officers received 100% of the
target number of shares of common
stock subject to these awards.	Achievement under 2014 Performance Share Awards
	(Performance Cycle: November 2013 to October 2016)
	Name	Target Shares
		Threshold (10% growth)	Target (11% growth)	Maximum (12% growth)
	Robert S. Weiss	3,553	7,106	10,659
	Daniel G. McBride	1,594	3,187	4,781
	Albert G. White III	1,113	2,225	3,338
	Carol R. Kaufman	1,438	2,875	4,313
	Greg W. Matz	1,113	2,225	3,338

In reviewing achievement, the Compensation Committee considered our reported non-GAAP EPS for fiscal 2016. The Compensation Committee considered changes to the way that non-GAAP EPS is calculated. At the time the awards were granted in fiscal 2014, our reported non-GAAP EPS included amortization of intangibles and we have since begun to call this out, consistent with changes in industry practice. The Compensation Committee agreed that it would be necessary to consider a recalculated measure of non-GAAP EPS for fiscal 2014 in order to accurately determine growth over the performance period.

The Compensation Committee also
exercised its discretion and adjusted the
determination of non-GAAP EPS to partially
offset the impact of foreign exchange
fluctuations over the performance period.
This adjustment was made on the basis that
management does not have influence over	Performance Level	Non-GAAP EPS (at grant)	Non-GAAP EPS (with amortization call-out)
	Outstanding	≥ $8.36	≥ $9.75
	Target	$8.14 to <$8.36	$9.01 to <$9.75
	Threshold	$7.92 to <$8.14	$8.53 to <$9.01
	Below Threshold	< $7.92	< $8.53
currency movements and should not be unduly penalized or rewarded for circumstances outside of its ability to control.

Without adjustment for foreign exchange fluctuations, our non-GAAP EPS was $8.44, which would be below “threshold” achievement with the amortization call-out. With foreign exchange impact fully off-set, our non-GAAP EPS would be $10.51, which would be “outstanding” achievement with the amortization call-out. Based on these results, the Committee chose to partially off-set foreign exchange impacts and to certify achievement at “target”. The Committee felt that this adjustment was appropriate in order to not penalize management but to also recognize the impact of foreign exchange rates on stockholder returns for the period.

Time-Vested Stock Options

The Compensation Committee uses time-based vesting to encourage executive retention while maintaining a link to long-term Company performance. Time-based vesting requires continued service to benefit from these equity awards and the potential compensation realizable by our executive officers, including our Named Executive Officers, is dependent on increases in the market price of our common stock over time.

Our executive officers, including our Named
Executive Officers, were granted time-vested
stock option awards in fiscal 2016. The
Compensation Committee believes that stock
options closely link executive compensation to
stockholder gains because the options only
have value to the recipient if we also see
growth in our stock price.

The amount of these stock option grants was

Grants to NEOs in 2016 fiscal year
Name	Stock Options
	Grant Date Fair Value	Options Granted
Robert S. Weiss	$3,492,500	93,777
Daniel G. McBride	$2,265,000	60,817
Albert G. White III	$2,000,000	53,702
Carol R. Kaufman	$956,641	25,687
Greg W. Matz	$807,483	21,682

determined based on their target accounting value. In setting award levels, the Compensation Committee considered competitive market practices and the analyses provided by Frederic Cook and Compensia. These awards vest ratably over a five-year period starting on the first anniversary of the date of grant.

The Compensation Committee also approved additional one-time awards to each of Messrs. McBride and White with a value of $1 million each. These awards are designed to strengthen long-term retention and are intended to support our succession planning efforts. To emphasize that purpose, the awards are designed to vest over a total of five years, but the initial vesting is deferred until the third anniversary of the date of grant. The awards will then vest ratably on the third, fourth and fifth anniversaries of the date of grant.

Employee Benefits & Perquisites

Our Named Executive Officers are eligible to receive benefits under programs provided to our employees generally, including participation in our 401(k) plan (with matching contributions up to a specified dollar value, set annually), benefits under our Retirement Income Plan (a defined benefit plan), health, life and disability insurance, and severance payments and benefits in accordance with our standard separation policy. Matching contributions to our 401(k) plan are equal to the matching contributions provided to employees generally. Benefits under the Retirement Income Plan are discussed in more detail in the Narrative to the Pension Benefits Table on page 44.

Our Named Executive Officers also participate in our Change-in-Control Severance Plan, under which they have change in control agreements that provide for severance benefits if the participating executives were to be terminated within a specified time after a change in control of the Company. These agreements are discussed in more detail in the section titled Potential Payments on Termination or a Change in Control on page 45.

Our Named Executive Officers also receive limited perquisites or other personal benefits, generally in the form of automobile allowances and expenses, income attributable to life insurance policies, and some limited reimbursement for spousal travel to business functions. In all cases, the Compensation Committee reviews these amounts and takes them into consideration when reviewing overall executive compensation. We only provide perquisites or other personal benefits to our executive officers, including our Named Executive Officers, in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally provides that publicly held companies may not deduct compensation in excess of $1 million paid in any fiscal year to its chief executive officer and the other three most highly compensated Named Executive Officers employed at the end of the year (other than its chief financial officer). However, pursuant to regulations issued by the U.S. Treasury Department, a limited exemption to the Section 162(m) deduction limit applies with respect to “qualified performance-based compensation.”

The Compensation Committee considers ways to maintain the tax deductibility of the compensation for our Named Executive Officers without limiting its discretion to compensate our executive officers in ways that will incentivize stockholder returns. The Compensation Committee may choose to provide compensation which may not be deductible by reason of Section 162(m).

Equity Compensation

Our equity compensation plan is designed to be performance-based and the performance share awards granted to executives are intended to qualify as performance-based compensation under Section 162(m). Stock options granted at or above market value are also intended to be performance-based compensation and deductible under Section 162(m). However, time-vested full value equity awards will not be qualified as performance-based and may not be deductible.

Annual Cash Incentive

The 2016 Incentive Payment Plan has not been approved by our stockholders and therefore payments under this plan do not qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m). Our Board of Directors has approved the 2017 Executive Incentive Plan to govern awards for fiscal 2017 and the future. The Executive Incentive Plan is intended to qualify executive cash bonuses as “performance-based compensation” for purposes of IRC Section 162(m). Additional information regarding the Executive Incentive Plan is presented below in Proposal 3–Approval of the 2017 Executive Incentive Plan on page 61.

Conclusion

The Compensation Committee believes that each element of executive compensation and the total compensation provided to each of our Named Executive Officers is reasonable, competitive and appropriate. The amount of compensation payable to our Named Executive Officers depends largely on our financial performance and returns to our stockholders. The Compensation Committee believes that our executive compensation program provides an appropriate mix of elements that will allow us to continue to attract, retain and motivate a top performing management team, without encouraging excessive or inappropriate risk-taking by our executive officers and that its compensation arrangements create incentives that drive our continue strong financial performance.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

The Organization and Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Organization and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended October 31, 2016.

ORGANIZATION AND COMPENSATION COMMITTEE

Michael H. Kalkstein (Chair)

Colleen E. Jay

Jody S. Lindell

Gary S. Petersmeyer

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below shows compensation paid to the individuals who served as our Named Executive Officers during the past fiscal year.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value (3)	All Other Compensation (4)	Total Compensation
Robert S. Weiss	2016	$875,000	$279,344	$3,492,255	$937,067	$838,031	$35,700	$51,205	$6,508,603
President & Chief Executive Officer	2015	$875,000	$218,750	$3,174,997	$851,912	$470,750	$81,407	$73,613	$5,746,429
	2014	$840,000	$252,000	$3,053,718	$851,938	$655,200	$42,286	$25,535	$5,720,678

Daniel G. McBride, Esq.	2016	$495,000	$108,671	$2,264,825	$432,926	$326,013	$56,270	$28,004	$3,711,709
Executive Vice President & Chief Operating Officer/ President of CooperVision, Inc.	2015	$495,000	$86,625	$575,001	$968,561	$186,764	$49,632	$49,526	$2,411,109
	2014	$450,000	$94,500	$499,967	$882,031	$245,700	$39,426	$17,092	$2,228,716

Albert G. White III (5)	2016	$475,000	$110,972	$1,999,862	$432,926	$332,916	$48,059	$19,164	$3,418,900
Executive Vice President & Chief Strategy Officer/ Chief Executive Officer of Cooper Medical, Inc.	2015	$425,000	$58,438	$367,052	$642,158	$125,758	$38,870	$17,146	$1,674,420
	2014	$386,131	$113,619	$342,019	$608,801	$165,650	$31,477	$18,837	$1,666,535

Carol R. Kaufman	2016	$454,000	$86,964	$956,584	$379,155	$260,891	$51,681	$42,956	$2,232,230
Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer	2015	$454,000	$68,100	$434,842	$779,589	$146,551	$75,245	$59,334	$2,017,661
	2014	$440,644	$79,316	$434,785	$779,525	$206,221	$80,358	$27,657	$2,048,506

Greg W. Matz (5)	2016	$425,000	$74,625	$807,438	$302,563	$223,874	$46,109	$17,339	$1,896,948
Senior Vice President, Chief Financial Officer & Chief Risk Officer	2015	$425,000	$58,438	$367,052	$642,158	$125,758	$39,844	$17,012	$1,675,260
	2014	$386,131	$63,712	$342,019	$608,801	$165,650	$31,421	$17,463	$1,615,197

(1)	Amounts shown in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns reflect the cash incentive bonuses awarded under our 2016 Incentive Payment Plan. Amounts shown in the “Bonus” column represent the portion of the award based on the discretion of our Compensation Committee and amounts shown in the “Non-Equity Incentive Plan Compensation” column represent the portion of the bonus determined by quantitative factors. The structure of our Incentive Payment Plan is discussed in more detail below in the narrative discussion following the Grants of Plan Based Awards Table on page 38 as well as in our Compensation Discussion and Analysis on page 19.

(2)	Amounts shown in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of stock option, restricted stock unit and performance share awards granted to each Named Executive Officer with respect to the 2016, 2015, and 2014 fiscal years in accordance with FASB Accounting Standards Codification Topic 718 (ASC 718), Compensation-Stock Compensation. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2016. These awards are discussed in more detail below in the narrative discussion following the Grants of Plan Based Awards Table on page 38 and in the Compensation Discussion and Analysis on page 19.

(3)	Change in value of accumulated pension benefits for the 2016 fiscal year was calculated as the difference between the value of accumulated benefits at October 31, 2016 and the value of accumulated benefits at October 31, 2015. The value of benefits at October 31, 2016 is based on a 3.74% discount rate and the adjusted RP-2014 base mortality rates with projection scale MP-2016; the value of benefits October 31, 2015 is based on a 4.25% discount rate and the adjusted RP-2014 base mortality rates with projection scale MP-2015; and the value of benefits at October 31, 2014 is based on a 4.25% discount rate and the RP2000 Mortality Tables with fourteen years of projected mortality improvement using Scale AA.

(4)	Amounts included in the All Other Compensation column include the following:

Name	Year	Company’s 401(k) Contributions	Automobile allowance and expenses	Income associated to life insurance	Personal Travel / Other
Robert S. Weiss	2016	$3,700	$9,053	$18,541	$19,912
	2015	$3,700	$9,754	$11,430	$48,729
	2014	$3,700	$10,339	$11,430	$66
Daniel G. McBride	2016	$3,700	$9,072	$2,070	$13,161
	2015	$3,700	$11,283	$2,156	$32,387
	2014	$3,700	$11,431	$1,950	$11
Albert G. White III	2016	$3,700	$13,804	$1,350	$310
	2015	$3,700	$12,102	$1,344	$0
	2014	$3,700	$13,904	$1,222	$11
Carol R. Kaufman	2016	$3,700	$10,567	$11,430	$17,259
	2015	$3,700	$10,233	$11,430	$33,970
	2014	$3,700	$13,442	$10,515	$0
Greg W. Matz	2016	$3,700	$9,769	$3,870	$0
	2015	$3,700	$9,350	$3,852	$110
	2014	$3,700	$10,326	$3,426	$11

Personal Travel / Other amounts represent airfare, food, lodging and other expenses paid for these executives in connection with Company events and other amounts determined to not be reimbursable expenses under IRS regulations.

(5)	Mr. Matz served as our Senior Vice President, Chief Financial Officer & Chief Risk Officer through the end of the 2016 fiscal year. Mr. Matz continues to serve as Senior Vice President until his full retirement in early 2017 and Mr. White has been appointed to serve as Executive Vice President, Chief Financial Officer & Chief Strategy Officer as of the beginning of the 2017 fiscal year.

Performance Share Awards

Amounts included in the “Stock Awards” column of the Summary Compensation Table include the value of deferred share awards granted as Performance Share Awards. These awards are designed to deliver a variable number of shares depending on the achievement of specified levels of growth in our non-GAAP earnings per share over a three-year period. If these awards do not achieve at least the threshold level of achievement, no shares will be distributed to the executives.

The value of the awards presented in the Summary Compensation Table for fiscal 2016 is based on the target level of achievement. The following table shows the grant date value of these awards at each level of possible achievement:

Name	Threshold Achievement	Target Achievement	Maximum Achievement
Robert S. Weiss	$468,566	$937,067	$1,405,698
Daniel G. McBride	$216,454	$432,926	$649,361
Albert G. White III	$216,454	$432,926	$649,361
Carol R. Kaufman	$189,576	$379,155	$568,728
Greg W. Matz	$151,256	$302,563	$453,767

Equity award grants are discussed in more detail in the Compensation Discussion and Analysis beginning on page 19.

Grants of Plan Based Awards Table

This table presents information regarding the possible awards payable under our 2016 Incentive Payment Plan and the value of certain equity awards made in the 2016 fiscal year. Our equity grant practices and calculation of awards under the 2016 Incentive Payment Plan are discussed in more detail in the Narrative section to this table below and in the Compensation Discussion and Analysis on page 19.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options (3)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Robert S. Weiss	12/9/2015	$108,938	$875,000	$1,750,000	0	0	0	0	$0
	1/29/2016	$0	$0	$0	3,573	7,145	10,718	0	$937,067
	12/9/2015	$0	$0	$0	0	0	0	93,777	$3,492,255
Daniel G. McBride	12/9/2015	$43,139	$346,500	$693,000	0	0	0	0	$0
	1/29/2016	$0	$0	$0	1,651	3,301	4,952	0	$432,926
	12/9/2015	$0	$0	$0	0	0	0	33,966	$1,264,894
	12/9/2015	$0	$0	$0	0	0	0	26,851	$999,931
Albert G. White III	12/9/2015	$41,396	$332,500	$665,000	0	0	0	0	$0
	1/29/2016	$0	$0	$0	1,651	3,301	4,952	0	$432,926
	12/9/2015	$0	$0	$0	0	0	0	26,851	$999,931
	12/9/2015	$0	$0	$0	0	0	0	26,851	$999,931
Carol R. Kaufman	12/9/2015	$33,914	$272,400	$544,800	0	0	0	0	$0
	1/29/2016	$0	$0	$0	1,446	2,891	4,337	0	$379,155
	12/9/2015	$0	$0	$0	0	0	0	25,687	$956,584
Greg W. Matz	12/9/2015	$29,102	$233,750	$467,500	0	0	0	0	$0
	1/29/2016	$0	$0	$0	1,154	2,307	3,461	0	$302,563
	12/9/2015	$0	$0	$0	0	0	0	21,682	$807,438

(1)	Amounts represent the threshold, target, and maximum cash bonus amounts which could have been paid to each Named Executive Officer under our 2016 Incentive Payment Plan, or IPP. The final award amounts for the 2016 IPP were approved on the date indicated in the “Grant Date” column and the value of the final award amounts are included in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 36.

(2)	Amounts represent the threshold, target, and maximum amounts of shares distributable under performance share awards granted on January 29, 2016 under our 2007 Long-Term Incentive Plan. Awards will vest on the achievement of specified levels of non-GAAP earnings per share in the 2017 fiscal year.

(3)	Option awards listed in this column were granted on December 9, 2015 at an exercise price of $131.60. The options granted will vest in equal portions on each of the first through fifth anniversaries of the date of grant. The options were granted at 100% of fair market value on the date of grant and expire on December 9, 2025. Due to provisions in the award allowing this grant to continue vesting after their retirement, options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of the date of grant, but exercisability of this award is restricted to the same vesting schedule as other grants on this date. If either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding options.

(4)	Amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value recognized with respect to the 2016 fiscal year in accordance with ASC 718. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2016.

Annual Non-Equity Incentives

The Compensation Committee adopts an annual Incentive Payment Plan, or IPP, to govern short-term cash incentive awards tied to the achievement of our business goals, with targets derived from our approved fiscal year budget. Specific targets and actual achievement under the 2016 IPP are discussed in more detail in the Compensation Discussion and Analysis on page 19.

We are also presenting the 2017 Executive Incentive Plan (the “2017 EIP”) in this proxy statement for stockholder approval. If approved, the 2017 EIP will govern annual cash incentives and will allow for such awards to potentially qualify for tax deductibility under Internal Revenue Code Section 162(m). The 2017 EIP is discussed in more detail in Proposal 3-Approval of the 2017 Executive Incentive Plan on page 61.

Participation levels in the IPP are set by the Compensation Committee for our executives. Targets represent a designated percentage of base salary for the fiscal year and that percentage controls the potential award that can be achieved under the IPP as follows:

As presented in the Grants of Plan Based Awards Table, target amounts represent the potential bonus that would be paid on 100% achievement of quantitative factors and the discretionary portion of awards. Threshold amounts represent the minimum achievement necessary for payment on only the lowest weighted quantitative factor and no award of discretionary amounts. All awards are capped at a maximum of 200% of the target bonus opportunity.

Equity Awards

We grant equity incentive awards as a tool to promote retention and to connect compensation with our long-term performance and stockholder returns. These awards are granted under our 2007 Long-Term Incentive Plan (as most recently restated and amended) and may vest based on continued service over time and/or performance criteria.

The Compensation Committee utilizes a mixture of equity award types, including stock options and performance shares. Stock options are granted at 100% of fair market value on the date of grant and have a 10-year life. Options vest over a five-year period. Performance share awards vest on the achievement of specified levels of earnings per share over a three-year performance period.

Equity award grants are discussed in more detail in the Compensation Discussion and Analysis beginning on page 19.

Outstanding Equity Awards at Fiscal Year End Table

This table provides information regarding the equity award holdings of the Named Executive Officers as of the end of the 2016 fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Robert S. Weiss	22,500	-	$58.07	12/13/2020	(4)
	10,000	-	$58.07	12/13/2020	(5)
	-	36,769	$95.74	12/12/2022	(6)
	29,272	43,906	$119.89	12/11/2023	(8)
					(9)			10,659	$1,876,410
	13,039	52,156	$162.28	12/9/2024	(11)
					(13)			8,097	$1,425,396
	-	93,777	$131.60	12/9/2025	(14)
					(15)			10,718	$1,886,797

Daniel G. McBride	20,000	-	$42.65	10/25/2017	(1)
	6,000	-	$13.10	12/11/2018	(3)
	6,186	4,124	$95.74	12/12/2022	(6)
					(7)	1,360	$239,414
	4,793	7,188	$119.89	12/11/2023	(8)
					(9)			4,781	$ 841,647
					(10)	2,502	$440,452
	2,362	9,445	$162.28	12/9/2024	(11)
					(12)	2,834	$498,897
					(13)			3,741	$ 658,566
	-	26,851	$131.60	12/9/2025	(14)
	-	33,966	$131.60	12/9/2025	(14)
					(15)			4,952	$ 871,750

Albert G. White III	6,186	4,124	$95.74	12/12/2022	(6)
					(7)	1,360	$239,414
	3,279	4,917	$119.89	12/11/2023	(8)
					(9)			3,338	$ 587,622
					(10)	1,711	$301,204
	1,508	6,029	$162.28	12/9/2024	(11)
					(12)	1,809	$318,456
					(13)			2,615	$ 460,345
	-	26,851	$131.60	12/9/2025	(14)
	-	26,851	$131.60	12/9/2025	(14)
					(15)			4,952	$ 871,750

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Carol R. Kaufman	16,500	-	$13.21	12/10/2018	(2)
	33,000	-	$13.10	12/11/2018	(3)
	8,018	5,344	$95.74	12/12/2022	(6)
					(7)	1,764	$310,535
	4,168	6,251	$119.89	12/11/2023	(5)
					(9)			4,313	$ 759,261
					(10)	2,176	$383,063
	1,786	7,143	$162.28	12/9/2024	(11)
					(12)	2,144	$377,430
					(13)			3,267	$ 576,707
	-	25,687	$131.60	12/9/2025	(14)
					(15)			4,337	$ 763,485
Greg W. Matz	-	4,124	$95.74	12/12/2022	(6)
					(7)	1,360	$239,414
	2,279	4,917	$119.89	12/11/2023	(8)
					(9)			3,338	$ 587,622
					(10)	1,711	$301,204
	1,508	6,029	$162.28	12/9/2024	(11)
					(12)	1,809	$318,456
					(13)			2,615	$ 460,345
	-	21,682	$131.60	12/9/2025	(14)
					(15)			3,461	$ 609,274
(1)	Options were granted on October 25, 2007 and became vested and exercisable as follows:

a.	one-quarter on each of October 25, 2008, October 25, 2009 and October 25, 2010; and

b.	one-quarter on March 10, 2011.

(2)	Options were granted on December 10, 2008 and became fully vested on December 10, 2012.

(3)	Options were granted on December 11, 2008 and became vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(4)	Options were granted on December 13, 2010 and became vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(5)	Options were granted on December 13, 2010 and become vested and exercisable in equal portions on each of the first through fourth anniversaries of the date of grant.

(6)	Options were granted on December 12, 2012 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant. Due to provisions in these awards allowing these grants to continue vesting after termination due to retirement, the options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of their date of grant, but exercisability of these awards is restricted to the same vesting schedule as other grants on this date. If either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding options.

(7)

Award granted as RSUs on December 12, 2012 and valued at $176.04 per share, the closing price of our stock on October 31, 2016. The units vest in equal portions on each of January 8, 2014, January 8, 2015, January 8, 2016, January 8, 2017, and January 8, 2018. Due to provisions in the award allowing this grant to continue vesting after her retirement, RSUs granted to Ms. Kaufman were considered vested on the first anniversary of the date of grant, but release of shares under this award will occur on the same schedule as other grants on this date. If Ms. Kaufman provides services to, or owns more than 5% of, a competitor after her retirement, she will forfeit any right to the remaining outstanding shares under this award.

(8)	Options were granted on December 11, 2013 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant. Due to provisions in these awards allowing these grants to continue vesting after termination due to retirement, the options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of their date of grant, but exercisability of these awards is restricted to the same vesting schedule as other grants on this date. If either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding options.

(9)	Performance share awards granted on December 11, 2013 which will vest depending on the achievement of specified levels of growth in non-GAAP earnings per share for the 2016 fiscal year. Share amounts represent maximum payout amounts and are valued at $176.04 per share, the closing price of our stock on October 31, 2016.

(10)	Award granted as RSUs on December 11, 2013 and valued at $176.04 per share, the closing price of our stock on October 31, 2016. The units vest in equal portions on each of January 8, 2015, January 8, 2016, January 8, 2017, January 8, 2018 and January 8, 2019. Due to provisions in the award allowing this grant to continue vesting after her retirement, RSUs granted to Ms. Kaufman were considered vested for accounting purposes on the first anniversary of the date of grant, but release of shares under this award will occur on the same schedule as other grants on this date. If Ms. Kaufman provides services to, or owns more than 5% of, a competitor after her retirement, she will forfeit any right to the remaining outstanding shares under this award.

(11)	Options were granted on December 9, 2014 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant. Due to provisions in these awards allowing these grants to continue vesting after termination due to retirement, the options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of their date of grant, but exercisability of these awards is restricted to the same vesting schedule as other grants on this date. If either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding options.

(12)	Award granted as RSUs on December 9, 2014 and valued at $176.04 per share, the closing price of our stock on October 31, 2016. The units vest in equal portions on each of January 8, 2016, January 8, 2017, January 8, 2018, January 8, 2019 and January 8, 2020. Due to provisions in the award allowing this grant to continue vesting after her retirement, RSUs granted to Ms. Kaufman were considered vested for accounting purposes on the first anniversary of the date of grant, but release of shares under this award will occur on the same schedule as other grants on this date. If Ms. Kaufman provides services to, or owns more than 5% of, a competitor after her retirement, she will forfeit any right to the remaining outstanding shares under this award.

(13)	Performance share awards granted on February 2, 2015 which will vest depending on the achievement of specified levels of growth in non-GAAP earnings per share for the 2017 fiscal year. Share amounts represent maximum payout amounts and are valued at $176.04 per share, the closing price of our stock on October 31, 2016.

(14)	Options were granted on December 9, 2015 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant. Due to provisions in these awards allowing these grants to continue vesting after termination due to retirement, the options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of their date of grant, but exercisability of these awards is restricted to the same vesting schedule as other grants on this date. If either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding options.

(15)	Performance share awards granted on January 29, 2016 which will vest depending on the achievement of specified levels of growth in non-GAAP earnings per share for the 2018 fiscal year. Share amounts represent maximum payout amounts and are valued at $176.04 per share, the closing price of our stock on October 31, 2016.

Option Exercises and Stock Vested Table

The following table details the number of shares acquired on exercise of stock options and release of shares upon vesting of performance share awards and awards of Restricted Stock Units during the 2016 fiscal year by the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (1)
Robert S. Weiss	151,839	$13,095,723	18,750	$2,425,838
Daniel G. McBride	10,000	$1,217,838	10,387	$1,341,046
Albert G. White III	20,000	$3,451,601	9,868	$1,274,245
Carol R. Kaufman	49,500	$6,445,154	6,498	$841,996
Greg W. Matz	20,936	$2,006,644	4,918	$637,131

(1)	Includes shares issued in connection with performance share awards granted on December 13, 2010 to the Named Executive Officers for which release was previously deferred. These awards vested in February 2014 and the following Named Executive Officers elected to defer receipt of the indicated shares until January 8, 2016 as provided by the terms of the underlying award agreements:

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting	Value at Last Fiscal Year End
Robert S. Weiss	15,000	$1,759,500	$1,930,650
Daniel G. McBride, Esq.	4,950	$580,635	$637,115
Albert G. White III	4,950	$580,635	$637,115

Non-Qualified Deferred Compensation Table

The table below sets forth certain information as of October 31, 2016 with respect to the non-qualified deferred compensation plans in which our Named Executive Officers participate.

Name	Plan Name	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals / Distributions (3)	Aggregate Balance at Last Fiscal Year End (4)
Robert S. Weiss	2007 Long-Term Incentive Plan	$-0-	$-0-	$1,930,650	$-0-
Daniel G. McBride	2007 Long-Term Incentive Plan	$-0-	$90,189	$637,115	$871,398
Albert G. White III	2007 Long-Term Incentive Plan	$-0-	$-0-	$637,115	$-0-
Carol R. Kaufman	--	$-0-	$-0-	$-0-	$-0-
Greg W. Matz	--	$-0-	$-0-	$-0-	$-0-

(1)	Represents the value at vesting of performance share awards granted to the Named Executive Officer which were deferred by the executive under the terms of the award agreement.

(2)	Represents the change in value from the date of deferral by the Named Executive Officer through the end of the last fiscal year of shares previously deferred and not yet released to the Named Executive Officer under the terms of performance share awards. Calculated by taking the difference in the stock price on the date of deferral and the last day of the last fiscal year and multiplying by the number of shares deferred by the executive.

(3)	Represents the value at release to the Named Executive Officer of previously deferred shares at the end of the deferral period.

(4)	Represents the value at the end of the last fiscal year of shares that have been previously deferred under the terms of performance share award agreements and which have not yet been released to the Named Executive Officer. Valued at $176.04 per share, the closing price of our stock on October 31, 2016.

Pension Benefits Table

Credited service and value of the accumulated benefits payable to our Named Executive Officers as of October 31, 2016 under our Retirement Income Plan at the normal retirement age of 65 are as follows:

Name	Number of Years of Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Robert S. Weiss (2)	38.75	$919,459	$-0-
Daniel G. McBride	10.67	$258,801	$-0-
Albert G. White III	9.5	$195,852	$-0-
Carol R. Kaufman (2)	21.07	$732,033	$-0-
Greg W. Matz	5.5	$167,295	$-0-
(1)	Present value is calculated as of the October 31, 2016 measurement date and is based on a 3.74% discount rate and the adjusted RP-2014 base mortality rates with projection scale MP-2016.

(2)	Mr. Weiss and Ms. Kaufman are over age 65, and therefore the present value of their individual accumulated benefits reflects the actual annual accrued benefit as of the end of the last fiscal year.

Narrative to Pension Benefits Table

Our Retirement Income Plan was adopted in December 1983. The majority of the Company’s U.S. employees who work at least 1,000 hours per year are covered by the Plan. For services performed after December 31, 1988, members are entitled to an annual retirement benefit equal to 0.60% of base annual compensation up to $10,000 and 1.20% of base annual compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service. Furthermore, current active members are entitled to an annual retirement benefit equal to 1.20% of base annual compensation up to the applicable annual maximum compensation for each year of service in excess of 35 Plan Years of service. For service prior to January 1, 1989, members are entitled to an annual retirement benefit equal to 0.75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.50% of base annual compensation in excess of the Social Security Wage Base for each year of service.

Credited service and value of the accumulated benefits payable as of October 31, 2016 under the Company’s Retirement Income Plan at the normal retirement age of 65 are based on the current accumulated benefits for the Named Executive Officers. The estimated annual benefits payable under this Plan upon retirement (at the normal retirement age of 65) are as follows:

Officer	Estimated Annual Benefits Payable (1)
Robert S. Weiss	$77,653
Daniel G. McBride	$72,179
Albert G. White III	$84,521
Carol R. Kaufman	$52,535
Greg W. Matz	$41,276
(1)	Mr. Weiss and Ms. Kaufman are over age 65, and therefore the present value of their individual accumulated benefits reflects the actual annual accrued benefit as of October 31, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have agreements with our Named Executive Officers that provide for post-employment compensation in the event their employment terminates for specified reasons. The following tables provide estimated payments under these agreements if termination of employment occurred on October 31, 2016. Outstanding equity awards are valued at $176.04 per share, which was the fair market value of our common stock on October 31, 2016. Upon termination of employment, all amounts due to the Named Executive Officers will be paid in monthly installments.

Messrs. Weiss and White have individual agreements. All other agreements with the Named Executive Officers are subject to our Change in Control Severance Plan adopted on May 21, 2007.

The Change in Control Severance Plan provides severance benefits to certain of our key employees if certain events occur. Agreements under this plan require prior approval of the Compensation Committee before they are offered to employees and the plan is designed to be an “employee welfare benefit plan,” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA. At the time of this Proxy Statement, approximately 25 employees have agreements in place under this plan.

Robert S. Weiss

Our severance agreement with Mr. Weiss originally took effect in August 1989. Under the agreement, Mr. Weiss would be entitled to certain severance payments in the event of his termination. He would also be entitled to a prorated portion of his annual cash bonus, immediate vesting in his outstanding equity awards, and continued coverage under our benefits program for up to 18 months. Mr. Weiss is also fully vested in our Retirement Income Plan and would retain his accrued benefits.

The agreement with Mr. Weiss also provides for certain limited payments in the event that he voluntarily resigns his position without good reason if he provides a minimum of 45 days’ notice of his resignation.

	Voluntary Resignation	Termination without Cause or Resignation for Good Reason	Termination after Change of Control or Separation After Request to Relocate	Retirement	Death
Severance Payment (1)	$218,750	$1,312,500	$875,000	$0	$1,312,500
Incentive Payment Plan (2)	$1,117,375	$1,117,375	$1,117,375	$1,117,375	$1,117,375
Present Value of Accumulated Pension Benefits (3)	$802,352	$802,352	$802,352	$802,352	$802,352
Equity Awards (4)	$0	$19,419,063	$20,519,666	$15,152,198	$7,801,760
Benefits (5)	$0	$33,551	$22,367	$0	$800,000
Total Payable on Separation	$2,138,477	$22,684,841	$23,336,760	$17,071,925	$11,833,987

(1)	Represents 25% of base salary for the 2016 fiscal year, the maximum allowable under the agreement, in the event of a voluntary resignation with a minimum of 45 days’ notice. Represents 150% of base salary for the 2016 fiscal year in the event of termination without cause or resignation with good reason. Represents 100% of base salary for the 2016 fiscal year upon termination within 90 days of a change in control or after a request to relocate.

Mr. Weiss’ severance agreement provides that if he is entitled to payment for any of the above reasons, his estate will receive the same payments in the event of his death. For purposes of estimating payments on death for the above table, the maximum payout of 150% of base salary has been used on the assumption that severance at this level was triggered immediately prior to his death and his estate is entitled to such payments under the agreement. No severance is automatically paid upon retirement or death under Mr. Weiss’ agreement or Company policy.

(2)	Represents the bonus award payable to Mr. Weiss under the 2016 Incentive Payment Plan, which was earned in full but not yet paid as of October 31, 2016. Upon voluntary resignation prior to the date that awards are paid under the 2016 IPP, this award would be forfeit.

(3)	Mr. Weiss is fully vested in all benefits due under our Retirement Income Plan and will retain his accrued benefits after termination of employment. For further information on the Retirement Income Plan, see the Pension Benefits Table on page 44. In the event of the executive’s death, benefits are payable to the estate.

(4)	Represents the realizable value on the sale of the shares underlying equity awards which were outstanding at October 31, 2016 at a stock price of $176.04; includes shares which were either vested at that date or would be subject to accelerated vesting upon a termination of employment. For purposes of estimating the value of performance shares which have not completed their performance period, it is assumed that target award levels will be achieved and paid accordingly, except in the event of a change in control which may trigger certain provisions to require payout at maximum achievement.

Upon termination without cause, voluntary resignation with good reason, termination after a change in control, or separation after a request to relocate, Mr. Weiss’ outstanding equity awards which were not vested will immediately become fully vested and exercisable. All unvested awards will be entirely forfeit on voluntary resignation without good reason regardless of notice provided.

In the event of retirement or death, outstanding equity awards will be treated in accordance with the terms of their associated agreements. Termination for retirement or upon death will result in payment of a pro rata portion of performance shares which have not completed their performance cycle based on the portion of the performance cycle completed at termination.

For awards prior to the 2013 fiscal year, outstanding stock options that are unvested at the date of Mr. Weiss’ retirement or death will be forfeit. Vested options will remain outstanding and exercisable for a term of three years from the date of retirement or one year from the date of death. For awards made in fiscal 2013 and after, granted stock options will continue to vest after his date of retirement on the normal vesting dates indicated in the award agreement and will remain exercisable until their expiration date. If Mr. Weiss provides services to, or owns more than 5% of, a competitor after his retirement, he will forfeit the right to any remaining outstanding options.

(5)	Mr. Weiss and his dependents will be eligible to continue participation in our insurance benefit plans until all severance benefits have been paid. Amounts reflect the value of benefits over the severance period or benefits payable under our life insurance policies in the event of Mr. Weiss’ death.

Albert G. White III

Our Change in Control Agreement with Albert G. White III originally took effect in January 2007 and was amended in September 2008. Under the agreement, Mr. White would be entitled to severance in the event of his termination within 90 days of a change in control event. He would also be entitled to a prorated portion of his annual cash bonus and continued coverage under the Company’s benefits program for up to 12 months from the date of termination.

If Mr. White’s employment terminates other than as provided for in his Change in Control agreements, the standard Company severance policies for all employees will apply. Mr. White is also fully vested in our Retirement Income Plan and would retain his accrued benefits. As of the end of the last fiscal year, Mr. White is not retirement eligible.

	Termination without Cause	Termination after Change of Control	Death
Severance Payment (1)	$105,636	$950,000	$0
Incentive Payment Plan (2)	$443,888	$443,888	$443,888
Present Value of Accumulated Pension Benefits (3)	$108,923	$108,923	$108,923
Equity Awards (4)	$3,681,163	$6,266,298	$5,310,061
Benefits (5)	$3,792	$14,065	$1,600,000
Total Payable on Separation	$4,343,402	$7,783,173	$7,462,872

(1)	Represents the severance due under our policy for all employees in the event of termination without cause. Represents 100% of base salary for the 2016 fiscal year in the event of termination without cause within 90 days of a change in control. No severance is due upon retirement or death.

(2)	Represents the bonus award payable to Mr. White under the 2016 Incentive Payment Plan, which was earned in full but not yet paid as of October 31, 2016. Upon voluntary resignation prior to the date that awards are paid under the 2016 IPP, this award would be forfeit.

(3)	Mr. White is fully vested in all benefits due under our Retirement Income Plan and will retain his accrued benefits after termination of employment. For further information on the Retirement Income Plan, see the Pension Benefits Table on page 44. In the event of the executive’s death, benefits are payable to the estate.

(4)	Represents the realizable value on the sale of the shares underlying equity awards which were outstanding at October 31, 2016 at a stock price of $176.04. Includes shares which were either vested at that date or would be subject to accelerated vesting upon a termination of employment. For purposes of estimating the value of performance shares which have not completed their performance period, it is assumed that target award levels will be achieved and paid accordingly, except in the event of a change in control which may trigger certain provisions to require payout at maximum achievement.

Upon termination after a change in control or resignation with good reason after a change in control, all outstanding equity awards will immediately become fully vested. Termination on a change in control will result in immediate payment of performance shares at either target or maximum award levels depending on how much of the performance cycle has been completed.

In the event of the executive’s termination without cause, retirement or death, outstanding equity awards will be treated in accordance with the terms of the associated award agreements. Performance share awards will be entirely forfeit on voluntary resignation or termination without cause. Termination for death, disability or retirement will result in payment of a pro rata portion of the performance shares based on the portion of the performance cycle completed at termination.

Generally, stock options that are unvested at the date of the holder’s termination will be forfeit. Vested options will remain outstanding and exercisable for a term of three months from the termination date in the case of a termination without cause, three years from the date of retirement or one year from the date of death. Outstanding unvested RSUs would be immediately forfeited under the terms of the associated award agreement upon any termination of employment.

(5)	In the event that Mr. White’s employment is terminated, he and his dependents will be eligible to continue participation in our insurance benefit plans for up to 24 months after the date of termination. Amounts reflect the value of benefits over the severance period or benefits payable under our life insurance policies in the event of Mr. White’s death.

Other Named Executive Officers

We have Change in Control agreements in place under our Change in Control Severance Plan with each of Messrs. Matz and McBride and with Ms. Kaufman. The agreements with Mr. McBride and Ms. Kaufman took effect in June 2007 and the agreement with Mr. Matz took effect in June 2010. Under the agreements, each of these executives would be entitled to severance in the event of their termination within one year of a change in control event.

Each executive would also be entitled to a pro rata portion of their annual cash bonus, immediate vesting in their outstanding equity awards and their currently accrued benefits under the Retirement Income Plan, continued coverage under our benefits program for up to 24 months, and payment of all salary and vacation which was accrued but unpaid at the date of termination.

If employment terminates for these executives other than as provided for in their Change in Control agreements, the standard Company severance policies for all employees will apply. Each of these executives is also fully vested in our Retirement Income Plan and would retain their accrued benefits. As of the end of the last fiscal year, Mr. McBride is not retirement eligible. Mr. Matz will retire in early 2017.

	Termination without Cause	Termination or Resignation with Good Reason After a Change in Control	Retirement	Death
Daniel G. McBride
Severance Payment (1)	$139,894	$990,000	$0	$0
Incentive Payment Plan (2)	$434,684	$434,684	$434,684	$434,684
Present Value of Accumulated Pension Benefits (3)	$152,899	$152,899	$152,899	$152,899
Equity Awards (4)	$4,443,804	$11,271,235	$5,417,833	$5,417,833
Benefits (5)	$5,056	$21,097	$0	$1,600,000
Total Payable on Separation	$5,176,336	$12,869,915	$6,005,416	$7,605,416

Greg W. Matz
Severance Payment (1)	$106,362	$850,000	$0	$0
Incentive Payment Plan (2)	$298,499	$298,499	$298,499	$298,499
Present Value of Accumulated Pension Benefits (3)	$81,342	$81,342	$81,342	$81,342
Equity Awards (4)	$148,716	$4,115,459	$829,111	$829,111
Benefits (5)	$4,688	$28,681	$0	$1,600,000
Total Payable on Separation	$639,607	$5,373,981	$1,208,952	$2,808,952

Carol R. Kaufman
Severance Payment (1)	$550,756	$908,000	$0	$0
Incentive Payment Plan (2)	$347,855	$347,855	$347,855	$347,855
Present Value of Accumulated Pension Benefits (3)	$605,107	$605,107	$605,107	$605,107
Equity Awards (4)	$8,966,169	$13,901,942	$12,925,008	$9,834,046
Benefits (5)	$29,823	$45,612	$0	$1,170,000
Total Payable on Separation	$10,499,710	$15,808,516	$13,877,970	$11,957,008

(1)	Represents the severance due under Company policy for employees in the event of other termination without cause. Represents 200% of base salary for the 2016 fiscal year in the event of termination without cause or resignation for good reason within one year of a change in control. No severance is due upon retirement or death of the executive.

(2)	Represents the bonus award payable under the 2016 Incentive Payment Plan which was earned in full but not yet paid as of October 31, 2016. Upon voluntary resignation prior to the date that awards are paid under the 2016 IPP, this award would be forfeit.

(3)	Upon termination without cause, retirement, or death, executives who are vested in the Retirement Income Plan will retain accrued benefits. These benefits will be paid upon the executive’s application for retirement benefits in accordance with the terms of the Retirement Income Plan, or in the event of the executive’s death, benefits are payable to the estate. For further information on the Retirement Income Plan, see the Pension Benefits Table on page 44.

Upon termination without cause or resignation with good reason after a change in control, all benefits due under our Retirement Income Plan will vest in full. If the terms of the Retirement Income Plan prevent immediate vesting the executive will receive substantially equivalent benefits.

(4)	Represents the realizable value on the sale of the shares underlying equity awards which were outstanding at October 31, 2016 at a stock price of $176.04. Includes shares which were either vested at that date or would be subject to accelerated vesting upon a termination of employment. For purposes of estimating the value of performance shares which have not completed their performance period, it is assumed that target award levels will be achieved and paid accordingly, except in the event of a change in control which may trigger certain provisions to require payout at maximum achievement.

Upon termination after a change in control or resignation with good reason after a change in control, all outstanding equity awards will immediately become fully vested. Termination on a change in control will result in immediate payment of performance shares at either target or maximum award levels depending on how much of the performance cycle has been completed.

In the event of the executive’s termination without cause, retirement or death, outstanding equity awards will be treated in accordance with the terms of the associated award agreements. Performance share awards will be entirely forfeit on voluntary resignation or termination without cause. Termination for death, disability or retirement will result in payment of a pro rata portion of the performance shares based on the portion of the performance cycle completed at termination.

Generally, stock options that are unvested at the date of the holder’s termination will be forfeit. Vested options will remain outstanding and exercisable for a term of three months from the termination date in the case of a termination without cause, three years from the date of retirement or one year from the date of death. Outstanding unvested RSUs would be immediately forfeited under the terms of the associated award agreement upon any termination of employment.

For Ms. Kaufman’s awards in fiscal 2013 and after, her stock option and RSU awards will continue to vest after her date of retirement based on the vesting schedule provided in the award agreements. In the event of termination of Ms. Kaufman’s employment without cause, or by reason of her death, the outstanding unexerciseable stock options and unreleased RSUs would be subject to forfeiture. Additionally, if Ms. Kaufman provides services to, or owns more than 5% of, a competitor after her date of retirement, she will forfeit any remaining outstanding awards.

(5)	Upon termination after a change in control or resignation with good reason after a change in control, the executive and their dependents will be eligible to continue participation in our insurance benefit plans for up to 24 months after the date of termination. Amounts reflect the value of benefits over the severance period or benefits payable under our life insurance policies in the event of the executive’s death.

DIRECTOR COMPENSATION

Directors of a publicly traded company have substantial responsibilities and time commitments, and with ongoing changes in corporate governance standards, highly qualified and experienced directors are in high demand; therefore, we seek to provide suitable economic incentives for our directors and to compensate them appropriately for their continued performance, increased responsibilities and dedication. This compensation applies only to our Non-Employee Directors. Members of the Board who are also our employees receive no additional compensation for their service as directors.

The Compensation Committee reviews and recommends compensation amounts for our Non-Employee Directors, and the full Board approves compensation based on these recommendations. The Compensation Committee considers director responsibilities, compensation practices of our peer companies, and recommendations from its independent compensation consultant in making Non-Employee Director compensation program recommendations to the Board.

The Compensation Committee also receives an analysis from its independent compensation consultant regarding compensation of the Non-Employee Directors. The Compensation Committee reviews and analyzes this information in determining whether to recommend changes to the Board. The Board sets total Non-Employee Director compensation at levels it considers appropriate given the competitive market for qualified directors, peer group compensation of directors, and the time commitment and responsibilities expected of our Non-Employee Directors. Compensation levels are reviewed at least annually and modified as the Board considers necessary or appropriate.

Components of Director Compensation

Cash Compensation

Our Non-Employee Directors receive cash compensation in the form of an annual stipend for their service. Additionally, directors who also serve as the Chair of a committee of the Board receive an additional annual stipend in recognition of this additional responsibility.

The Non-Employee Directors also receive payment for each meeting attended, as well as compensation for time spent on company business and reimbursement for one day of travel in connection with meetings. These payments are as follows:

Annual Retainer for service as a Director:	$30,000
Lead Director	$40,000
Chairman of the Board	$125,000

Cash Retainer for service as a Committee Chair:
Audit Committee	$17,500
Corporate Governance and Nominating Committee	$10,000
Organization and Compensation Committee	$12,000
Science and Technology Committee	$10,000

Attendance at Meetings of the Board (per meeting):
In-Person Meetings & Telephonic Meetings lasting more than 2 hours	$2,000
Telephonic meetings lasting less than 2 hours	$1,000

Other Compensation:
Travel Days (one per set of scheduled meetings)	$2,000
Other time spent on Company business (per hour)	$250

Directors appointed to or resigning from the Board mid-year are entitled to a prorated portion of the annual stipend based on the number of months of service provided for the fiscal year in which they enter or leave service.

Equity Compensation

The Non-Employee Directors are also eligible to receive annual equity awards. The Board believes that a significant equity component to Non-Employee Director compensation serves to align director and stockholder interests.

Grant terms, including grant dates, award amounts, form of awards and vesting criteria are set by the terms of the 2006 Directors’ Plan. The 2006 Directors’ Plan was originally approved by stockholders on March 21, 2006, and was amended and restated in March 2009 and in March 2011.

The 2006 Directors’ Plan provided for the following equity awards to each Non-Employee Director during fiscal 2016. These awards were made in November 2015 as follows:

		Target Grant Date Fair Value(1)
Award Type	Grant Date	Chairman	Lead Director	All Other Directors
Stock Options	November 1st	$148,500	$148,500	$135,000
Restricted Stock	November 15th	$148,500	$135,000	$135,000
	Total Value:	$297,000	$283,500	$270,000

(1) Grant Date Fair Value of equity awards represents a target compensation amount and is used to calculate the actual number of options and restricted shares received. Amounts are divided by the approximate fair value based on the closing price of our stock on the date of grant and rounded to the nearest whole number to set the number of options or restricted shares. Actual compensation may be slightly above or below the amount shown depending on rounding.

All awards vest on the first anniversary of the date of grant. Upon vesting, all stock options become exercisable and all restrictions prohibiting sale are removed from the grant of restricted stock. Stock options are granted with an exercise price equal to 100% of the fair market value of our common stock on the date of grant. If Non-Employee Director ceases to serve on the Board, unless they are terminated for cause, the restrictions on any outstanding restricted stock awards will be lifted and any unvested stock options will become immediately vested. Outstanding stock options remain exercisable for three years from the date of cessation of service.

The 2006 Directors’ Plan was amended in October 2016 to change the form of annual awards. For the 2017 fiscal year and going forward, awards will be made in the form of Restricted Stock Units. These awards will have the same total value presented above and will be made on November 15th of each year. They will vest on the first anniversary of the date of grant and if a director ends their term of service prior to the vesting date, the number of shares released under the award will be prorated according to the amount of the year actually served and the prorated amount of shares will be released on the original vesting date.

On appointment to the Board, new Non-Employee Directors will receive an equity grant as specified in the 2006 Directors’ Plan. This award will be prorated for the number of months of service remaining in the fiscal year in which they were appointed. Additional awards under the 2006 Directors’ Plan may be made at the Board’s discretion.

Stock Ownership Requirements

The Board has adopted stock ownership requirements for Non-Employee Directors. The Board adopted this requirement to strengthen the relationship between director and stockholder interests.

Directors must hold Cooper common stock valued at five times their annual retainer. Shares held must be free of restrictions to meet ownership requirements. Until the required ownership values are met the Non-Employee Directors must retain 100% of shares received on vesting of stock awards or on exercise of stock options. All of the Non-Employee Directors were in compliance with the applicable ownership guideline during fiscal 2016.

Director Compensation Table

The following table sets forth the total compensation paid to the Non-Employee Directors for their service on the Board and its committees during the 2016 fiscal year. At present, the Non-Employee Directors are not eligible to participate in our pension programs and no deferred compensation or non-equity incentive plans are available to the Non-Employee Directors.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Option Awards (2)(4)	Other Compensation (5)	Total
A. Thomas Bender	$190,000	$148,469	$148,482	$5,088	$492,039
Allan E. Rubenstein, M.D.	$98,000	$134,958	$148,482	$0	$381,440
Colleen E. Jay	$39,500	$78,800	$78,764	$0	$197,064
Michael H. Kalkstein	$94,000	$134,958	$134,992	$0	$363,949
William A. Kozy	$39,500	$78,800	$78,764	$0	$197,064
Jody S. Lindell	$119,875	$134,958	$134,992	$0	$389,824
Gary S. Petersmeyer	$103,500	$134,958	$134,992	$0	$373,449
Steven Rosenberg (6)	$22,500	$134,958	$134,992	$0	$292,449
Stanley Zinberg, M.D.	$94,000	$134,958	$134,992	$0	$363,949

(1)	Fees earned represent the total fees paid to the Non-Employee Directors for their service during the most recent fiscal year, including: (i) annual retainers paid to each Non-Employee Director for their service on the Board; (ii) annual retainers paid to Committee Chairs; (iii) fees for all Board and committee meetings attended during the designated fiscal year; and (iv) compensation for travel days and other time spent substantially on Company business.

(2)	The amounts shown are the compensation costs recognized in our financial statements for fiscal 2016 in accordance with ASC 718. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2016.

(3)	Represents the aggregate grant date fair value of restricted stock awards granted on November 15, 2015 under the 2006 Directors’ Plan. Each director received an award providing the right to purchase 899 restricted shares, or 989 restricted shares in the case of the Chairman of the Board, of our common stock at par value of $0.10 per share. Mr. Kozy and Ms. Jay each received grants of 500 restricted shares on their appointment to the Board on April 1, 2016.

At October 31, 2016, each Non-Employee Director held 899 shares of our common stock subject to restrictions, inclusive of the shares in the Director Compensation Table, with the exception of Mr. Bender who held 989 shares and Mr. Kozy and Ms. Jay who each held 500 shares.

(4)	Represents the aggregate grant date fair value of stock options granted on November 1, 2015 under the 2006 Directors’ Plan. Each Non-Employee Director was granted an option to purchase 3,082 shares of our common stock, or 3,390 shares for Mr. Bender and Dr. Rubenstein. These options have an exercise price equal to the fair market value of our common stock on the date of grant, which was $154.77 per share. Mr. Kozy and Ms. Jay were each granted 1,766 stock options on April 1, 2016 with an exercise price equal to $157.60.

The Non-Employee Directors had the following stock options outstanding at October 31, 2016:

Name	Outstanding Options
A. Thomas Bender	37,500
Allan E. Rubenstein, M.D.	14,950
Colleen E. Jay	1,766
Michael H. Kalkstein	35,591
William A. Kozy	1,766
Jody S. Lindell	44,091
Gary S. Petersmeyer	9,841
Steven Rosenberg	34,091
Stanley Zinberg, M.D.	36,591

(5)	Other compensation amounts for Mr. Bender consists of personal and spousal travel amounts in connection with Company events determined to not be reimbursable expenses under IRS regulations.

(6)	Mr. Rosenberg served on our Board until his retirement in March 2016. Payments represent meeting fees and a pro rata stipend for service as a director.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws require that we have a minimum of six and maximum of eleven directors serving on the Board. The Board sets the size of the board annually prior to the Annual Meeting. The Board has fixed the number of directors to be elected at the Annual Meeting at nine.

The names of the nominees presented for election as directors at the Annual Meeting are listed below, along with information regarding when they joined the Board, their present principal occupation, recent business experience and their service on other companies’ boards of directors.

Each nominee, if elected, will serve as a director until the next Annual Meeting and until his or her successor is duly elected and qualified. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that a nominee is unable to serve, the Board may either propose an alternate nominee or elect to reduce the size of the Board. If an alternative nominee is proposed, proxies will be voted for the alternative nominee.

The Nominees

Each nominee listed below currently serves on the Board and there are no family relationships between any of the nominees or between the nominees and any of our officers.

A. THOMAS BENDER	AGE: 77	JOINED THE BOARD: 1994

INDEPENDENT DIRECTOR, CHAIRMAN OF THE BOARD

Business Experience: Mr. Bender has served on our Board since 1994 and was elected Chairman in July 2002. He also served as our President and Chief Executive Officer from May 1995 until his retirement in October 2007. He previously served as President of CooperVision, our contact lens subsidiary, from June 1991 to December 2004. Between 1966 and June 1991, Mr. Bender held a variety of management positions at Allergan, Inc., a manufacturer of eye and skin care products, including Corporate Senior Vice President, and President and Chief Operating Officer of Herbert Laboratories, Allergan’s dermatology division.

Other Directorships and Memberships: Mr. Bender serves on the board of directors of Allegro Ophthalmics LLC, a private ophthalmic company focused on pharmaceutical treatment of eye disease. Mr. Bender currently serves on the compensation and audit committees at Allegro. He also serves on the board of Mission Hospital Foundation in Mission Viejo, CA.

Qualifications to Serve: Mr. Bender served as our CEO for 13 years, providing him with unique understanding of our operations and business, which is valuable to the Board, and his 15 year tenure as Chairman of the Board has provided leadership continuity and stability to our Company. In addition to his history with the Company, Mr. Bender has over 50 years of experience in the pharmaceutical industry, providing him with a strong background and knowledge that assists the Board in analysis of our peer companies, markets and industry. Additionally, Mr. Bender has served on the boards of other public and private medical device companies, including service served as chairman of the compensation and organization committees for several medical device companies, allowing him to gain insight and perspective regarding business and regulatory issues facing our industry. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Bender for re-election to the Board.

COLLEEN E. JAY	AGE: 54	JOINED THE BOARD: 2016

INDEPENDENT DIRECTOR

Business Experience: Ms. Jay currently serves as a Loaned Senior Executive for Catalyst, Inc., a non-profit organization dedicated to improving workplace inclusion for women. In this role, she is considered to be “on loan” from her service at Procter & Gamble (NYSE: PG), an American multinational consumer goods company. Until taking the Loaned Executive role at Catalyst in October 2016, Ms. Jay served as President of the Beauty Specialty Business at Procter & Gamble from 2015 and was responsible for the Wella Professional Salon, Cosmetics, Retail Hair Color and Fragrance businesses. Prior to taking leadership of the Beauty Specialty Business, Ms. Jay led the Global Retail Hair Care and Color division of Procter & Gamble from 2012 to 2015 and the Global Female Beauty division from 2010 to 2012. She also served as Vice President & General Manager, Greater China Feminine Care, Personal Cleansing, Oral Care & Entire China Marketing Function from 2006 to 2009, where she was responsible for businesses with a combined value of over $1 billion. She has worked in various positions with Procter & Gamble since July 1985 and has led operational units in the United States, Canada, China and Switzerland (including leading global businesses) during the course of her career.

Other Directorships and Memberships: Ms. Jay does not presently serve on any other public company Boards of Directors.

Qualifications to Serve: Ms. Jay has almost 35 years of experience within the consumer goods industry, including over 15 years of experience as a senior executive. She has first-hand experience with leading international business operations, including direct responsibility for operations in China and Europe, giving her a strong background in international business, including sales and marketing, regulatory challenges and cultural differences in various markets. She brings a global perspective to the Board that assists with understanding and analyzing our market and global expansion. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Ms. Jay for re-election to the Board.

MICHAEL H. KALKSTEIN	AGE: 74	JOINED THE BOARD: 1992

INDEPENDENT DIRECTOR

Business Experience: Mr. Kalkstein was a partner at Dechert LLP, an international law firm, from June 2003 through June 2007 and was Co-chair of the firm’s Intellectual Property Practice Group. He also served as the Managing Partner of Dechert’s Palo Alto office from June 2003 through December 2005. As of June 30, 2007, he has retired from active practice and continues to be “Of Counsel” to Dechert at its Mountain View, CA office. Previously, from September 1999 through May 2003, he was a partner at Oppenheimer, Wolff & Donnelly, LLP, an international law firm, and a member of its Policy and Technologies Committees.

Other Directorships and Memberships: Mr. Kalkstein currently serves as a director on the board of the Merola Opera Program, a non-profit arts organization affiliated with the San Francisco Opera, and sits on its finance and Medallion Society committees. He also served as a member of the Board of Trustees of Opera San Jose from 1984 to October 2010, serving as its President from 1992 to 1994. He was a member of the Alliance of CEOs from 2001 to June 2007 and was a member of the board of directors of the Law Foundation of Silicon Valley from 2002 to June 2007. Until January 2007, he also served as a director of the Northern California Chapter of the National Association of Corporate Directors.

Qualifications to Serve: As a licensed attorney with experience in intellectual property law, Mr. Kalkstein brings the Board insight and perspective on the legal and regulatory issues that face our business and industry. Mr. Kalkstein also brings management experience, having served as a managing partner for a key office of an international law firm. His continued connections with the legal community, as well as his involvement with groups such as the Alliance of CEOs and National Association of Corporate Directors and participation in NYSE/Euronext Corporate Board Member programs, provides the Board with insight into current issues facing both business executives and independent board members. Additionally, through his long-term service on our Board, Mr. Kalkstein has gained a good working knowledge and understanding of our business which provides efficiency and continuity for our Board. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Kalkstein for re-election to the Board.

WILLIAM A. KOZY	AGE: 64	JOINED THE BOARD: 2016

INDEPENDENT DIRECTOR

Business Experience: Mr. Kozy served as the Chief Operating Officer of Becton Dickinson (NYSE: BDX) from 2012 until his retirement in 2016 and as its Executive Vice President from 2006 until 2016. He also served as a member of the corporate Leadership Team for Becton Dickinson and in various executive roles since 1988, including senior vice president of company operations from 1998 until 2002, president of BD Diagnostics from 2002 through 2006, president of the BD Biosciences segment from 2006 to 2009 and head of BD Medical from 2009 through 2011. He continues as an active emeritus senior faculty member of the Center for Becton Dickinson Leadership, engaged in Leadership Development for the company.

Other Directorships and mentorships: Mr. Kozy is a member of the Hackensack Meridian Health Board of Governors where he serves on the Strategic Planning and Executive Compensation Committees. He also serves on the Board of the Franciscan Sisters of the Poor Foundation. He is an active benefactor and volunteer for the Karen Ann Quinlan Hospice organization, and the Immokalee Child Care Center (Naples, Florida).

Qualification to serve: Mr. Kozy has over 40 years of experience in the medical technology industry. Prior to serving as chief operating officer for Becton Dickinson, key business worldwide leadership assignments included responsibilities for the Biosciences, Diagnostic, and Medical segments of the company. He is the only leader in Becton Dickinson history to have led all three segments of the company in his career. He also brings corporate experience leadership from Becton Dickinson in other areas: innovation systems, company manufacturing, and Becton Dickinson’s first ERP implementation. Overall, Mr. Kozy brings depth of general management experience in business strategy, operations, and financial performance to this role. Additionally, he has significant experience in merger and acquisition activity, with integration as an area of executive focus. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Kozy for reelection to the Board.

JODY S. LINDELL	AGE: 65	JOINED THE BOARD: 2006

INDEPENDENT DIRECTOR, AUDIT COMMITTEE FINANCIAL EXPERT

Business Experience: Ms. Lindell is President and Chief Executive Officer of S.G. Management, Inc., an asset management company she has headed since 2000. Until May 2000, Ms. Lindell was a partner with KPMG LLP where she served as Partner-In-Charge of the Industrial Markets and Healthcare and Life Sciences practices for the Western Area. Ms. Lindell is also a Certified Public Accountant (inactive).

Other Directorships and Memberships: Through September 2007, she served as a director and on the audit and director’s loan committees for First Republic Bank, a publicly traded financial institution. First Republic Bank was acquired in 2007, underwent a management led buyout in mid-2010 and again became publicly traded (NYSE: FRC) in December 2010. Ms. Lindell continues to serve as a director, chairs the audit committee and serves on the director’s loan committee for First Republic Bank. She also currently serves on the board of directors and the audit and nominating and corporate governance committees of PDL BioPharma (NasdaqGS: PDLI).

Qualifications to Serve: Ms. Lindell’s experience as a partner with KPMG and her accounting background bring valuable knowledge of finance and accounting regulations to our Board and Audit Committee. She is qualified as an Audit Committee Financial Expert under the SEC rules, and has experience with the review and analysis of financial statements and operational risk, both through her accounting background and her experience with public company audit committees. Ms. Lindell has also gained a good working knowledge and understanding of our business and operations during her term of service on the Board, which provides efficiency and continuity. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Ms. Lindell for re-election to the Board.

GARY S. PETERSMEYER	AGE: 69	JOINED THE BOARD: 2013

INDEPENDENT DIRECTOR

Business Experience: Mr. Petersmeyer currently serves as a consultant to companies in the pharmaceutical and medical device industries. Most recently he co-founded Aesthetic Sciences Corporation in 2004 and served as the Chief Executive Officer and Chairman until December 2010. Prior to that he served as President and Chief Operating Officer of Pherin Pharmaceuticals, Inc. from 2000 to 2001 and as President and Chief Operating Officer of Collagen Corporation, Inc. from 1995 to 2000. From 1976 to 2000 he served in various management positions for pharmaceutical and medical device companies.

Other Directorships and Memberships: Mr. Petersmeyer serves as a director and member of the compensation and audit committees of Omnicell, Inc. (NASDAQ: OMCL). He also served as director and chairman of the board of Cardica, Inc. (NASDAQ: CRDC) through November 2015. He has previously served on the boards of Visx Incorporated and Roxro Pharmaceuticals prior to their acquisitions. He also serves as chairman of the board for Positive Coaching Alliance, a non-profit organization dedicated to improving youth sports.

Qualifications to Serve: Mr. Petersmeyer has served as the CEO or President of four companies in the medical device and pharmaceuticals industry and has over 35 years of industry experience in leadership positions. He has extensive knowledge and experience in global markets, including the United States, Asia and Europe. His expertise includes financial, research and regulatory strategy, and business development with an emphasis on growth, new product lines and leadership development. He has extensive experience as a director and has experience with service on a compensation committee. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Petersmeyer for re-election to the Board.

ALLAN E. RUBENSTEIN, M.D.	AGE: 72	JOINED THE BOARD: 1992

INDEPENDENT DIRECTOR, VICE CHAIRMAN AND LEAD DIRECTOR

Business Experience: Dr. Rubenstein has served as our Vice Chairman and Lead Director since July 2002, and previously served as Chairman of the Board from July 1994 through July 2002. He served as Acting Chairman of the Board from April 1993 through June 1994. He is also Clinical Professor of Neurology and Pediatrics at New York University Langone Medical Center. Formerly, he was Chief Executive Officer of NexGenix Pharmaceuticals in NYC from 2003 to 2011.

Other Directorships and Memberships: He currently serves as chairman of the board for Plex Pharmaceuticals (formerly CalAsia Pharmaceuticals) since September 2012. He is also a trustee of the Connecticut River Museum in Essex, Connecticut. Previously, he served as a director of BioClinica (NASDAQ: BIOC), a specialty clinical trials company, from 2000 to 2003. He is also Medical Director Emeritus of the Children’s Tumor Foundation and a consultant to the National Institutes of Health, the U.S. Food and Drug Administration and the U.S. Department of Defense, where he served as Chair of the Army Neurofibromatosis Research Program Integration Panel in 2001.

Qualifications to Serve: As a leading academic scientist and clinician, Dr. Rubenstein provides valuable insight into human physiology and medical practices and techniques that aid the Board in making determinations regarding new technologies to develop or acquire. He also brings experience with clinical trials and a knowledge and understanding of the development of medical devices to his service. His experience as the head of a medical technology company provides perspective on operations of a medical device company. Additionally, through his long-term service on our Board, Dr. Rubenstein has gained a good working knowledge and understanding of our business and operations, which provides efficiency and continuity. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Dr. Rubenstein for re-election to the Board.

ROBERT S. WEISS	AGE: 70	JOINED THE BOARD: 1996

NON-INDEPENDENT DIRECTOR, CHIEF EXECUTIVE OFFICER

Business Experience: Mr. Weiss has served as our President since March 2008 and as our Chief Executive Officer since November 2007. He also served as President of CooperVision, our contact lens subsidiary, from March 2007 to February 2008. He previously served as our Chief Operating Officer from January 2005 to October 2007 and as Executive Vice President from October 1995 to October 2007. He served as our Chief Financial Officer from September 1989 to January 2005. He served as our Treasurer from 1989 to March 2002. Since joining us in 1977, he has held a number of finance positions both with us and Cooper Laboratories, Inc. (our former parent).

Other Directorships and Memberships: Mr. Weiss is also a director of Accuray Incorporated (Nasdaq: ARAY), a company that develops, manufactures and sells precise, innovative tumor treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. He serves on its nominating and governance committee and on its audit committee. He is also a member of the Board of Trustees of the University of Scranton in Pennsylvania and serves on its finance, advancement and audit committees.

Qualifications to Serve: As our current Chief Executive Officer, Mr. Weiss provides a key connection between the senior executives and our Board, enabling oversight of our operations with the benefit of management’s perspective on our business. He has day to day awareness of our business and industry and strategic vision for our Company that is important to the Board in making decisions regarding the direction of our business. He provides leadership, extensive knowledge of our Company, and business, operating and policy experience to our Board. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Weiss for re-election to the Board.

STANLEY ZINBERG, M.D., M.S.	AGE: 82	JOINED THE BOARD: 1997

INDEPENDENT DIRECTOR

Business Experience: Dr. Zinberg is a retired obstetrician-gynecologist who served as Deputy Executive Vice President and Vice President of Practice Activities for the American College of Obstetricians and Gynecologists (ACOG) in Washington, D.C. from 1993 through his retirement in December 2007. From 1981 until 1993 he served as Chief, Obstetrics and Gynecology, and Director, OB-GYN Residency Program at NY Downtown Hospital, where from 1990 through 1992 he also served as President of the Medical Staff and was a member of the Board of Trustees until June 2013. He is certified by the American Board of Obstetrics and Gynecology and is a member of the faculty of the Departments of Obstetrics and Gynecology at New York University School of Medicine, the Cornell University College of Medicine and the Georgetown University School of Medicine. He is the author of numerous editorials, scientific papers and book chapters in the field of women’s healthcare. In addition, Dr. Zinberg obtained a Master’s Degree in Health Administration, with an emphasis on not-for-profit finance, in 1990 from the Graduate School of Public Administration of New York University.

Other Directorships and Memberships: Currently, Dr. Zinberg is a director on the Peconic Bay Medical Center board and serves on its finance committee, investment committee, and compensation committee. He is also a director on the Peconic Bay Medical Center Foundation board. He is also President-Elect of the American Gynecologic Club and will assume the presidency in 2017. Additionally, he serves as a director and chairman of the board of the Westhampton Beach Performing Arts Center, as a member of the Southampton Town Board of Ethics in Southampton, NY, and as a member of the boards of overseers of Northwell Health.

Qualifications to Serve: Dr. Zinberg’s extensive background in obstetrics and gynecology provides the Board with crucial insight into the practical application of our women’s healthcare products and the needs of medical practitioners. His experience as a leader of ACOG and continued involvement in the medical community provides perspective on current medical practices and procedures which aid the Board in evaluating new technologies, products and markets as our business continues to expand. Additionally, through his long-term service on our Board, Dr. Zinberg has gained a good working knowledge and understanding of our business and operations which provides efficiency and continuity. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Dr. Zinberg for re-election to the Board.

The Board of Directors unanimously recommends that you vote FOR each of the nominees for director presented above.

Nominees for director will be elected by a majority of the votes cast in person or by proxy at the Annual Meeting. The number of votes cast FOR a nominee must exceed the number of votes cast AGAINST. Abstentions and broker non-votes will not be counted as votes cast either for or against the nominee and therefore will not affect the outcome of the director elections.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending October 31, 2017. This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects our independent auditor for the following fiscal year.

KPMG LLP has served as our independent registered public accounting firm since our incorporation in 1980 and one or more representatives of KPMG LLP will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors unanimously recommends that you vote FOR the ratification of KPMG LLP as our independent registered public accounting firm.

The proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

PROPOSAL 3 — APPROVAL OF THE 2017 EXECUTIVE INCENTIVE PLAN

Our Board of Directors adopted the 2017 Executive Performance Plan in December 2016. The 2017 Executive Performance Plan is referred to below as the “2017 EIP” and was adopted on the recommendation of our Compensation Committee and subject to stockholder approval. A copy of the full text of the 2017 EIP is presented as Exhibit A to this Proxy Statement.

Purpose

Performance-based compensation is a key element of our compensation philosophy and certain of our executive officers are eligible for performance-based annual cash incentives awarded under our annual Incentive Payment Plans. Our annual Incentive Payment Plans do not currently qualify for the “performance-based compensation” exception under Internal Revenue Code (“IRC”) Section 162(m) because the IPP was not previously stockholder approved. Stockholders are being asked to approve the 2017 EIP in order that our future short-term incentive awards (paid under the 2017 EIP) may be deductible for federal income tax purposes as performance-based compensation.

IRC Section 162(m) generally provides that publicly-held companies may not take a federal income tax deduction for certain compensation in excess of $1,000,000 paid to the named executive officers (other than the chief financial officer) in any one year unless that compensation qualifies as “performance-based compensation” under IRC Section 162(m).

Compensation can qualify as “performance-based compensation” under IRC Section 162(m) only if the material terms of the performance goals relating to such compensation are disclosed to and approved by stockholders at least every five years. The material terms to be disclosed and approved at least every five years include the following: (i) the employees eligible to receive compensation; (ii) the business criteria on which the performance goals may be based; and (iii) the maximum amount of compensation that can be paid during a specified period to an employee subject to IRC Section 162(m). Each of these aspects is discussed below.

Because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under IRC Section 162(m) will in fact be deductible. Moreover, our Compensation Committee will continue to have authority to provide compensation that is not exempt from the limits on deductibility under IRC Section 162(m).

The following is a brief summary of the material terms of the proposed 2017 EIP. The summary is qualified in its entirety by reference to the full text of the 2017 EIP, a copy of which is attached as Appendix A to this Proxy Statement. Stockholders are urged to read the 2017 EIP in its entirety.

Administration

The 2017 EIP would be administered by our Compensation Committee. The Compensation Committee will consist of at least two members, each of whom is an “outside director” within the meaning of IRC Section 162(m), and will be authorized to adopt such rules and guidelines as it may deem appropriate in order to carry out the purpose of the 2017 EIP. All questions of interpretation, administration and application of the 2017 EIP will be determined by a majority of the members of the Compensation Committee. The Compensation Committee could also authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Compensation Committee. The Compensation Committee will have authority to determine the terms and conditions of the awards granted under the 2017 EIP.

Eligibility

Awards may be granted only to employees of the Company or any of its subsidiaries who are selected for participation in the 2017 EIP by the Compensation Committee (each, a “Participant”). The Compensation Committee may delegate the authority to select eligible participants to senior management.

Awards

The Compensation Committee would be authorized to grant annual performance-based awards (“Award” or “Awards”) to Participants with respect to each fiscal year of the Company, a portion thereof, or any longer period as determined by the Committee (each such fiscal year, portion thereof, or other longer period to constitute a “Performance Period”), subject to the terms and conditions of the 2017 EIP. Awards would be in the form of cash compensation, but may be settled in shares. Under the 2017 EIP, within the earlier of either the date on which 25% of the Performance Period has been completed or 90 days after the beginning of a Performance Period, the Compensation Committee would establish for each Award: (i) performance goals and objectives (“Performance Targets”) for the Company and the subsidiaries and divisions thereof for such Performance Period; (ii) target awards (“Target Awards”) for each Participant, which would be a specified dollar amount; and (iii) schedules or other objective methods for determining the applicable performance percentage (“Performance Percentage”) to be multiplied by each portion of the Target Award to which a Performance Target relates in arriving at the actual Award payout amounts. The Compensation Committee would be authorized to specify the Performance Targets applicable to each Participant for each Performance Period and to further specify the portion of the Target Award to which each Performance Target will apply. In no event will a Performance Schedule include a Performance Percentage in excess of 200% of the Target Award.

The 2017 EIP, if approved by stockholders, will be effective for fiscal 2017 Awards.

Performance Targets

Performance Targets established by the Compensation Committee each year under the 2017 EIP would be based on one or more variations of the following business criteria:

(a)	net earnings or losses (either before or after one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, (iv) amortization and (v) non-cash equity-based compensation expense);
(b)	gross or net sales, adjusted gross or net sales, revenue, or sales or revenue growth;
(c)	net income (either before or after taxes);
(d)	adjusted net income;
(e)	operating earnings [or profit] (either before or after taxes);
(f)	cash flow (including, but not limited to, operating cash flow and free cash flow);
(g)	return on assets;
(h)	return on capital (or invested capital) and cost of capital;
(i)	return on stockholders’ equity;
(j)	total stockholder return;
(k)	return on sales;
(l)	gross or net profit or operating margin;
(m)	costs, reductions in costs and cost control measures;
(n)	expenses;
(o)	working capital;
(p)	earnings or loss per share;

(q)	adjusted earnings or loss per share;
(r)	price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends);
(s)	regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product);
(t)	implementation or completion of critical projects;
(u)	market share; or
(v)	economic value added.

For any Performance Period, Performance Targets could be measured on an absolute or relative basis, on an aggregate or per share basis, or by reference to an index or indices or other measures and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, segments, lines of business, or operating units or with respect to continuing operations or on a consolidated basis) or the past or current performance of other companies (or a combination of such past and current performances). In all cases, the Compensation Committee will retain the ability to exercise negative discretion to reduce the actual Award payout based on subjective determinations or other objective performance metrics that may be established at a later date.

Determination and Payment of Awards

In the manner required by IRC Section 162(m), the Compensation Committee would, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify the extent to which Performance Targets have been achieved. Using the Performance Schedules, the Compensation Committee would determine the Performance Percentage applicable to each Performance Target and multiply the portion of the Target Award to which the Performance Target relates by such Performance Percentage in order to arrive at the actual Award payout for such portion.

At the time Target Awards are determined, the Compensation Committee may specify that the Performance Percentage attributable to any one or more portions of a Participant’s Target Award may not exceed the Performance Percentage attributable to any other portion of the Participant’s Target Award. In the event such specification is made, actual Award payouts would be determined accordingly.

Payment of Awards would be made by the Company or the applicable employer subsidiary as soon as administratively practical following the certification by the Compensation Committee of the extent to which the applicable Performance Targets have been achieved and the determination of the actual Awards. All Awards under the 2017 EIP would be subject to withholding, where applicable, for federal, state and local taxes. Awards may be paid on a deferred basis pursuant to any applicable deferred compensation plan.

Award Adjustments

The Compensation Committee may adjust the applicable Performance Targets, as is necessary to prevent reduction or enlargement of Participants’ Awards for a Performance Period to reflect one or more of the following: (i) items related to a change in applicable accounting standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of our core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in applicable law, applicable accounting standards or infrequently occurring business conditions (including those described in the Financial Accounting Standards Board’s authoritative guidance, footnotes to the Company’s financial statements and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s reports on Form 10-K, 10-Q or 8-K for the applicable year).

Limitations on Awards

No Participant under the 2017 EIP may receive an Award that is greater than $3 million with respect to any Performance Period of one fiscal year, or a proportionate amount for a Performance Period longer or shorter than a fiscal year. If there are two or more Performance Periods that coincide during any fiscal year, in no event shall the aggregate amount payable for all such Performance Periods exceed $10 million. Awards may be settled in shares or in a combination of cash and shares. However, the number of shares may not exceed the maximum number of shares that may be issued to any one individual pursuant to the terms of the Company’s Third Amended and Restated 2007 Long-Term Incentive Plan, as amended from time to time, or any successor stockholder approved plan.

To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period or through the applicable payment date, as provided by the Compensation Committee, provided that, in the event the Participant’s employment terminates during the Performance Period due to death, disability or retirement, the Compensation Committee may, at its sole discretion, authorize the Company or the applicable subsidiary to pay in full or on a prorated basis an Award determined in accordance with the 2017 EIP. For purposes of the 2017 EIP: (i) “disability” is defined in the employment practices or policies of the applicable subsidiary of the Company in effect at the time of termination of employment, and (ii) “retirement” means termination of employment with all subsidiaries of the Company by the Participant after attainment of age 65.

Termination and Amendment

The 2017 EIP would be effective for any Award granted on or after November 1, 2016, subject to approval by the Company’s stockholders at the annual meeting, and would remain in effect until the stockholders meeting in 2022 or as earlier terminated by the Board of Directors. The Board of Directors may at any time, and from time to time, alter, amend, suspend, or terminate the 2017 EIP in whole or in part. Amendments would be conditioned on stockholder approval only to the extent the Board of Directors determines such approval is required by law or is desirable and necessary for Awards to qualify as “performance-based compensation” under IRC Section 162(m).

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2017 EIP as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the IRC and the regulations issued thereunder, and judicial and administrative interpretations under the IRC and regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Tax Consequences to Participants: Generally, the recipient of cash will be subject to tax at ordinary income rates on the amount of the award on the date of payment or delivery. Any ordinary income realized by a Participant upon receipt of cash is subject to withholding of federal, state and local income tax and to withholding of the Participant’s share of employment taxes. Withholding does not represent an increase in the Participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year.

Tax Consequences to the Company: To the extent that a Participant recognizes ordinary income in the circumstances described above, the Company or a subsidiary of the Company for which the Participant performs services will be entitled to a corresponding deduction; provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of IRC Section 280G and otherwise meets the requirements of IRC Section 162(m) discussed above.

Law Affecting Deferred Compensation: IRC Section 409A would apply to any amounts under the 2017 EIP which payments are deferred beyond vesting. If the requirements of IRC Section 409A are not satisfied and applicable correction opportunities are not available, deferred compensation and earnings thereon will be subject to tax as they vest, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax.

Other Compensation

The 2017 EIP is not exclusive. The Company may pay other compensation to executive officers as authorized by the Board of Directors or Compensation Committee and applicable law.

New Plan Benefits Table

The Compensation Committee has set Performance Targets for fiscal 2017 which would result in Awards paid under the 2017 EIP, if approved. Target Awards were set by the Compensation Committee for our executives, including our Named Executive Officers, and other participating employees. Target Awards represent a designated percentage of base salary for the 2017 fiscal year and that percentage controls the potential Award that can be achieved under the 2017 EIP. Potential payments for fiscal 2017 Awards under the 2017 EIP are presented in the following table:

Name and Position	Benefits Payable (1)
	Threshold	Target	Maximum
Robert S. Weiss	$76,313	$925,000	$1,850,000
President & Chief Executive Officer
Daniel G. McBride	$30,319	$367,500	$735,000
Exec. Vice President & Chief Operating Officer / President of CooperVision, Inc.
Albert G. White III	$30,319	$367,500	$735,000
Executive Vice President, Chief Financial Officer & Chief Strategy Officer / Chief Executive Officer of Cooper Medical, Inc.
Carol R. Kaufman	$23,166	$280,800	$561,600
Exec. Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer
All current executive officers (6 people)	$178,549	$2,320,899	$4,641,799
All current non-employee directors	$ -0-	$ -0-	$ -0-
All other employees including current non-executive officers	$119,149	$1,444,229	$2,888,459

(1) As presented, target amounts represent the potential Award payable on 100% achievement of Performance Targets. Threshold amounts represent the potential Award payable on minimum achievement of Performance Targets. All awards are capped at a maximum of 200% of the target Award opportunity.

The Board of Directors unanimously recommends that you vote FOR the approval of the 2017 Executive Incentive Plan as presented above.

The proposal to approve the 2017 Executive Incentive Plan requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting stockholder approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in the Compensation Discussion and Analysis beginning on page 19 and the compensation tables and associated narrative disclosure included in the discussion of Executive Compensation beginning on page 36.

Our executive compensation program has been designed to retain and incentivize a talented, motivated, and focused executive team by providing compensation that is competitive within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage executive focus on both short-term and long-term goals as a company without encouraging inappropriate risks to achieve performance.

We were pleased to receive a favorable vote for our compensation practices at our 2016 Annual Meeting, with 84% of the votes cast by our stockholders on our Say-on-Pay proposal voted in favor of the compensation of the Named Executive Officers. We consider these voting results to affirm stockholder support for our compensation practices and we continue to take steps to maintain alignment between executive pay and Company performance.

Highlights of our executive compensation program include:

•	A mixture of salary and incentive compensation that provides for a significant portion of executive compensation to be “at-risk” and dependent on our performance as a company;

•	Checks and balances within our compensation packages to balance focus on both short-term and long-term goals, encouraging our executives to focus on the health of the company both during the immediate fiscal year and for the future;

•	Compensation on termination of employment, other than resulting from a change in control, is limited for most executives to the standard severance policies used for all employees; and

•	Clawback provisions in our short-term incentive compensation program.

As an advisory vote, this proposal is not binding upon us as a Company. However, our Compensation Committee, which is responsible for the design and administration of our executive compensation practices, values the opinions of our stockholders as expressed through your vote on this proposal. The Compensation Committee will consider the outcome of this vote in making future compensation decisions for our Named Executive Officers.

Accordingly, we will present the following resolution for vote at the 2017 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of The Cooper Companies, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure as set forth in our Proxy Statement.”

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of our executive compensation program as presented in this Proxy Statement.

The proposal to approve our executive compensation program, on an advisory basis, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

PROPOSAL 5 – ADVISORY VOTE ON THE FREQUENCY OF PRESENTATION OF EXECUTIVE COMPENSATION PROGRAM FOR AN ADVISORY VOTE OF STOCKHOLDERS

We are requesting that our stockholders vote, on an advisory basis, on the frequency with which we present a request for an advisory vote on our executive compensation practices in our proxy materials. You are asked to consider whether we should present an advisory vote on our executive compensation every year, every two years or every three years. You will be requested to provide an advisory vote on this topic at least every six years.

We recognize that there are advantages and disadvantages to each of the presented options for the frequency of an advisory vote on executive compensation, and we are recommending that our stockholders select an ANNUAL advisory vote on our executive compensation program. Although our executive compensation practices change very little from year to year, we feel it is valuable for our stockholders to have an opportunity to express their opinion on our practices on a regular basis and for us to receive feedback on our programs.

Although the Board of Directors recommends a vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or to abstain. Stockholders are not voting to approve or disapprove of the Board’s recommendation.

Because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. However, we value the opinions of our stockholders and we will consider the outcome of the vote in making determinations regarding the presentation of vote proposals in future proxy statements.

The Board of Directors unanimously recommends that you vote for an ANNUAL frequency for the presentation of an advisory vote on our executive compensation programs.

The frequency of presentation of an advisory vote on our executive compensation program will be selected by the affirmative vote of the plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. The option of annual, biennial or triennial that receives the highest number of advisory votes cast by stockholders will be considered to be the stockholder choice for the frequency of advisory votes on executive compensation.

Abstentions and broker “non-votes” will not affect the outcome of the proposal.

OTHER MATTERS

The Board knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

RECOMMENDATIONS

The Board unanimously recommends that the stockholders vote:

•	FOR the election of each of the nominees for director named in this Proxy Statement;

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2017;

•	FOR the approval of our 2017 Executive Incentive Plan as presented in this Proxy Statement;

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this Proxy Statement; and

•	For the ANNUAL presentation of an advisory vote on the compensation of our Named Executive Officers.

When a properly executed proxy in the form enclosed with this Proxy Statement is returned, the shares will be voted as indicated or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board.

By Order of the Board of Directors

A. Thomas Bender

Chairman of the Board of Directors

EXHIBIT A: 2017 Executive Incentive Plan

The Cooper Companies, Inc.

2017 Executive Incentive Program

Article 1. General.

Section 1.1 Purposes. The purposes of The Cooper Companies, Inc. Executive Incentive Program (the “Plan”) are to attract, retain, motivate and reward highly qualified individuals as executive officers and key employees by providing them with the opportunity to earn competitive compensation linked to the performance of The Cooper Companies, Inc. (the “Company”) and its subsidiaries. It is the Company’s intent that awards made under the Plan may be designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 1.2 Administration. The Plan shall be administered by the Organization & Compensation Committee of the Company’s Board of Directors (the “Committee”) or such other committee or subcommittee of the Company’s Board of Directors as the Company’s Board of Directors shall designate from time to time, consisting of at least two members, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall adopt such rules and guidelines as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of the majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.3 below.

Section 1.3 Eligibility. At the beginning of each Fiscal Year, or as otherwise appropriate, the Committee which may delegate this authority to Executive Management for selection of non-executive officer reporting levels, will identify eligible participants and classify each into a category indicating his or her incentive opportunity for achievement of established goals. A qualifying employee so selected shall be a “Participant” in the Plan.

Article 2. Awards.

Section 2.1 Awards. The Committee may grant performance-based awards (“Awards”) to Participants with respect to each fiscal year of the Company, a portion thereof, or any longer period as determined by the Committee (each such fiscal year, portion thereof, or other longer period to constitute a “Performance Period”), subject to the terms and conditions of the Plan. The Committee shall have the right in its sole discretion to grant any Awards in cash, in shares of the Company’s common stock under the Company’s Third Amended and Restated 2007 Long-Term Incentive Plan, as amended from time to time, or any successor plan as approved by stockholders in compliance with Section 162(m) of the Code, thereto (the “Equity Incentive Plan”), in other awards under the Equity Incentive Plan, or in any combination thereof, up to the maximum award payable under Section 2.5. Within the earlier of the date on which 25% of the Performance Period has been completed and 90 days after the beginning of a Performance Period, and while the outcome as to the performance goals and objectives is substantially uncertain, the Committee shall establish (a) performance goals and objectives (“Performance Targets”) for the Company and the subsidiaries and divisions thereof for such Performance Period, (b) target awards (“Target Awards”) for each Participant, which shall be a specified dollar amount or percentage of a Participant’s base salary, and (c) schedules or other objective methods for determining the applicable performance percentage (“Performance Percentage”) to be multiplied by each portion of the Target Award to which a Performance Target relates in arriving at the actual Award payout amount pursuant to Section 2.4 (“Performance Schedules”). The Committee shall specify the Performance Targets applicable to each Participant for each Performance Period and shall further specify the portion of the Target Award to which each Performance Target shall apply.

Section 2.2 Performance Targets. Performance Targets established by the Committee each year shall be based on one or more variations of the following business criteria:

(a)	net earnings or losses (either before or after one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, (iv) amortization and (v) non-cash equity-based compensation expense);
(b)	gross or net sales, adjusted gross or net sales, revenue, or sales or revenue growth;
(c)	net income (either before or after taxes);
(d)	adjusted net income;
(e)	operating earnings [or profit] (either before or after taxes);
(f)	cash flow (including, but not limited to, operating cash flow and free cash flow);
(g)	return on assets;
(h)	return on capital (or invested capital) and cost of capital;
(i)	return on stockholders’ equity;
(j)	total stockholder return;
(k)	return on sales;
(l)	gross or net profit or operating margin;
(m)	costs, reductions in costs and cost control measures;
(n)	expenses;
(o)	working capital;
(p)	earnings or loss per share;
(q)	adjusted earnings or loss per share;
(r)	price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends);
(s)	regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product);
(t)	implementation or completion of critical projects;
(u)	market share; or
(v)	economic value added.

Performance Targets that are financial metrics may be determined in accordance with applicable accounting principles or financial metrics that are based on, or able to be derived from such applicable accounting principles, and may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under applicable accounting principles.

For any Performance Period, Performance Targets may be measured on an absolute or relative basis, on an aggregate or per share basis, or by reference to an index or indices or other measures and may be based on or otherwise employ comparisons based on internal targets, the performance of the Company (including the performance of one or more subsidiaries, divisions, segments, lines of business, or operating units or with respect to continuing operations or on a consolidated basis) or the performance of other companies. In all cases, the Committee retains the ability to exercise negative discretion to reduce the actual Award payout based on subjective determinations or other objective performance metrics that may be established concurrently or at a later date.

With respect to an Award that the Committee has determined should not constitute “qualified performance-based compensation” for purposes of Code Section 162(m), “Performance Targets” means any of the above criteria or any other business measurement of the Company (including the performance of one or more subsidiaries, divisions, segments, lines of business, or operating units or with respect to continuing operations or on a consolidated basis) or any other objective or subjective criteria, that the Committee in its discretion shall determine.

Section 2.3 Employment Requirement. To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period or through the applicable payment date, as provided by the Committee, provided that, in the event the Participant’s employment terminates during the Performance Period due to death, disability or retirement, the Committee may, at its sole discretion, authorize the Company or the applicable subsidiary to pay in full or on a prorated basis an Award, subject to satisfaction of the requirements of Code Section 162(m), determined in accordance with Sections 2.4 and 2.5. For purposes of this Section 2.3,

(a)	“disability” shall be as defined in the employment practices or policies of the applicable subsidiary of the Company in effect at the time of termination of employment, and

(b)	“retirement” shall mean retirement from consulting or active employment with the Company and any Subsidiary or Affiliate on or after age 65.

Section 2.4 Determination of Awards. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify the extent to which Performance Targets have been achieved. Using the Performance Schedules, the Committee shall determine the Performance Percentage applicable to each Performance Target and multiply the portion of the Target Award to which the Performance Target relates by such Performance Percentage in order to arrive at the actual Award payout for such portion.

Section 2.5 Limitations on Awards. No Participant shall receive a payment with respect to an Award under the Plan with respect to any Performance Period of one fiscal year having a value in excess of $3 million; provided, however, that (i) such maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one fiscal year in duration, and (ii) if there are two or more Performance Periods that coincide during any fiscal year, in no event shall the aggregate amount payable to any Participant with respect to all such Performance Periods for such calendar year exceed $10 million. The Committee, in its discretion, may elect to settle an Award in cash, shares or a combination of cash and shares, provided that the number of shares issued shall be limited by the provisions of the Equity Incentive Plan regarding the maximum number of shares to be issued in a given period.

Section 2.6 Payment of Awards. Payment of Awards shall be made by the Company or the applicable employer subsidiary as soon as administratively practicable following the certification by the Committee of the extent to which the applicable Performance Targets have been achieved and the determination of the actual Awards in accordance with Sections 2.4 and 2.5. All Awards under the Plan are subject to withholding, where applicable, for federal, state and local taxes. The Company intends that the Awards under the Plan shall be exempt from Code Section 409A and shall not constitute “deferred compensation” within the meaning of Code Section 409A (absent a valid deferral election under the terms of another plan or arrangement maintained by the Company or its subsidiaries). The Plan shall be interpreted, construed and administered in accordance with the foregoing intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Code Section 409A. To the extent that any Awards under the Plan or any other plan or arrangement that would be aggregated with the Plan under Section 409A are “deferred compensation” subject to Section 409A, and such amounts are payable upon the Participant’s “separation from service” within the meaning of Section 409A, then payment of such amounts will be delayed until the Company’s next regularly scheduled payroll cycle following the six month anniversary of the Participant’s separation from service. The Company shall have no liability to any Participant, any Participant’s spouse or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Code Section 409A.

Section 2.7 Adjustment of Awards. Subject to Section 3.7, the Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Targets. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in applicable law, Applicable Accounting Standards or infrequently occurring business conditions (including those described in the Financial Accounting Standards Board’s authoritative guidance, footnotes to the Company’s financial statements and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s reports on Form 10-K, 10-Q or 8-K for the applicable year). All such determinations and adjustments shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code. Any such adjustment shall be made as is necessary to prevent reduction or enlargement of Participants’ Awards under the Plan for such Performance Period attributable to such transaction, change, or event. Such adjustments shall be conclusive and binding for all purposes.

Article 3. Miscellaneous.

Section 3.1 No Rights to Awards or Continued Employment. No employee of the Company or any of its subsidiaries shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken under the Plan shall be construed as giving any employee any right to be retained by the Company or any subsidiary of the Company.

Section 3.2 No Limits on Other Awards and Plans. Nothing contained in this Plan shall prohibit the Company or any of its subsidiaries from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to employees of the Company and its subsidiaries, including any Participants.

Section 3.3 Restriction on Transfer. The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant other than by will or the laws of descent and distribution.

Section 3.4 Source of Payments; ERISA. The Company and its subsidiaries shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company or any of its subsidiaries, such rights shall be no greater than those of an unsecured creditor. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

Section 3.5 Effective Date; Term; Amendment. The Plan is effective for any Award granted on or after November 1, 2016 subject to approval by the Company’s stockholders at the Company’s 2017 annual meeting of stockholders, and shall remain in effect until the annual meeting of stockholders occurring in 2022 or such earlier time as it shall be terminated by the Board of Directors of the Company. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, Plan amendments may be conditioned on the Company’s stockholders’ approval to the extent the Board of Directors determines such approval is required by law or is desirable and necessary for Awards to qualify as “performance- based compensation” under Code Section 162(m).

Section 3.6 Prohibited or Unenforceable Provisions. Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan. Notwithstanding the foregoing, the Board of Directors may amend the Plan from time to time as set forth in Section 3.5.

Section 3.7 Section 162(m) Provisions; Non-Performance Based Compensation. Any Awards made to “covered employees” within the meaning of Code Section 162(m) under the Plan, and that are designated as Awards that are intended to constitute “qualified performance-based compensation” under Code Section 162(m), shall be subject to the applicable restrictions imposed by Code Section 162(m) and the Treasury Regulations promulgated thereunder, notwithstanding any other provisions of the Plan to the contrary. Nothing in this Plan shall preclude the Committee, the Company, or any subsidiary from granting Awards that are not intended to be “qualified performance-based compensation” under Code Section 162(m).

Section 3.8 Other Plans. Payments of Awards pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan’s definition of compensation includes payments made pursuant to the Plan or (b) the Board of Directors or the Committee so determines.

Section 3.9 Forfeiture. If the Company is required to file restated quarterly or annual financial statements due to the Company’s material noncompliance with generally accepted accounting principles or any financial reporting requirement under the securities laws, the Company shall have the right to recover from any Participant who is a current or former executive officer of the Company who received payment of an Award during the three-year period preceding the time period for which the Company is required to file an accounting restatement, based on erroneous data, the amount in excess of what would have been paid to the executive officer under the accounting restatement. Awards are also subject to the Company’s clawback policies and any successor or replacement policies thereto. In addition to forfeiture for the reasons specified in this Section 3.9, the Participant shall forfeit and disgorge to the Company any Award amounts to the extent required by applicable law or regulation including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such clawback policy was in place at the time of grant of an Award.

Section 3.10 Governing Law. The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of California.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
Meeting Date March 13, 2017

ANNUAL MEETING OF STOCKHOLDERS OF

THE COOPER COMPANIES, INC.

March 13, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of Meeting, Proxy Statement, Annual Report on Form 10-K and Proxy Card are available at investor.coopercos.com/financials.cfm

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.  i

00033333333333304000 2	031317

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1 THRU 4, AND FOR “ONE YEAR” FOR ITEM 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named herein become unable to serve, and on such other matters as may properly come before the meeting or any adjournments or postponements thereof. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.		1.	ELECTION OF NINE DIRECTORS.	FOR	AGAINST	ABSTAIN
			A. Thomas Bender	☐	☐	☐
			Colleen E. Jay	☐	☐	☐
			Michael H. Kalkstein	☐	☐	☐
			William A. Kozy	☐	☐	☐
			Jody S. Lindell	☐	☐	☐
			Gary S. Petersmeyer	☐	☐	☐
			Allan E. Rubenstein, M.D.	☐	☐	☐
			Robert S. Weiss	☐	☐	☐
			Stanley Zinberg, M.D.	☐	☐	☐
		2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for The Cooper Companies, Inc. for the fiscal year ending October 31, 2017;	☐	☐	☐
		3.	Approval of the 2017 Executive Incentive Plan;	☐	☐	☐
		4.	An advisory vote on the compensation of our named executive officers as presented in the Proxy Statement;	☐	☐	☐
			ONE YEAR	TWO YEAR	THREE YEAR	ABSTAIN
		5.	Advisory vote on the frequency with which executive compensation will be subject to a stockholder advisory vote; and ☐	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	6.	Transact any other business that may properly come before the meeting or any continuations, adjournment or postponements thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

THE COOPER COMPANIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MARCH 13, 2017

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of The Cooper Companies, Inc., a Delaware corporation, hereby appoints RANDAL L. GOLDEN, CAROL R. KAUFMAN, ALBERT G. WHITE III and ROBERT S. WEISS, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of The Cooper Companies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Cooper Companies, Inc. to be held in The Boardroom at The Rose Hotel, 807 Main Street, Pleasanton, CA, 94566 at 8:00 a.m., (P.D.T.), and at any continuations, adjournments or postponements thereof, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 THRU 4, AND FOR “ONE YEAR” FOR ITEM 5, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 6.

(Continued and to be signed on the reverse side.)

1.1	14475